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As filed with the Securities and Exchange Commission on July 23, 2003

Registration No. 333-106418

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
ON FORM S-3
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UBIQUITEL OPERATING COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	4812 (Primary Standard Industrial Classification Code Number)	23-3024747 (I.R.S. Employer Identification No.)

(FOR THE CO-REGISTRANT, PLEASE SEE "CO-REGISTRANT INFORMATION" ON THE FOLLOWING PAGE)*

One West Elm Street, Suite 400 Conshohocken, Pennsylvania 19428 (610) 832-3300 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)	Donald A. Harris
Chief Executive Officer and President
UbiquiTel Operating Company
One West Elm Street, Suite 400
Conshohocken, Pennsylvania 19428
(610) 832-3300
(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent for Service)

Copies of communications to:

Patricia E. Knese
Vice President and General Counsel
UbiquiTel Operating Company
One West Elm Street, Suite 400
Conshohocken, Pennsylvania 19428
Telephone No.: (610) 832-3300
Facsimile No.: (610) 832-1076	Andrew E. Balog, Esq. Greenberg Traurig, P.A. 1221 Brickell Avenue Miami, Florida 33131 Telephone No.: (305) 579-0500 Facsimile No.: (305) 579-0717

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

        The Co-Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Co-Registrants shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

*The Co-Registrant named on the following page is the parent of the Registrant and the guarantor of the notes to be registered hereby.

CO-REGISTRANT INFORMATION

(Exact name of Co-Registrant as Specified in its Charter)	(Primary Standard Industrial Classification Number)	(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
UbiquiTel Inc.	4812	Delaware	23-3017909

        The address, including zip code and telephone number, including area code, of the Co-Registrant's principal executive offices is UbiquiTel Inc., One West Elm Street, Suite 400, Conshohocken, Pennsylvania 19428, (610) 832-3300.

        The name, address, including zip code and telephone number, including area code, of the agent for service for the Co-Registrant is Donald A. Harris, President and Chief Executive Officer of UbiquiTel Inc., One West Elm Street, Suite 400, Conshohocken, Pennsylvania 19428, (610) 832-3300.

SUBJECT TO COMPLETION, DATED JULY 23, 2003

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

$10,000,000
UBIQUITEL OPERATING COMPANY
14% Senior Discount Notes due 2010

        The affiliate selling noteholders, who are affiliates of us, are offering to sell for their own account under this prospectus up to $10,000,000 aggregate principal amount of our outstanding 14% senior discount notes due 2010. The affiliate selling noteholders acquired the notes from us on February 26, 2003 by participating in a private placement exchange, pursuant to which we exchanged $48,180,000 aggregate principal amount of our new 14% senior discount notes due 2010 for $192,720,000 aggregate principal amount of our outstanding 14% senior subordinated discount notes due 2010. As of the date of this prospectus, there is outstanding $48,180,000 aggregate principal amount of our 14% senior discount notes due 2010.

        As a condition to the sale of the 14% senior discount notes in the debt-for-debt private exchange on February 26, 2003, we agreed to file a shelf registration statement of which this prospectus forms a part covering resales of 14% senior discount notes held by the affiliate selling noteholders and any other holder who is not eligible to participate in our registered exchange offer for which a registration statement has been filed with the Securities and Exchange Commission. In the registered exchange offer, all of our 14% senior discount notes held by persons eligible to participate will be exchangeable for up to a like principal amount of registered 14% senior discount notes. The 14% senior discount notes covered by this prospectus and the registered 14% senior discount notes relating to the exchange offer are identical in all respects and will be treated as a single class of debt securities under the indenture for such notes dated as of February 26, 2003 among us, the guarantors named therein and The Bank of New York, as trustee.

        The affiliate selling noteholders, or their pledgees, donees, transferees or other successors-in-interest, may offer the 14% senior discount notes from time to time through public or private transactions, at prevailing market prices or at privately negotiated prices. They may make sales directly to purchasers or to or through agents, broker-dealers or underwriters.

        No public market currently exists for the 14% senior discount notes. We do not intend to apply for listing of the registered notes on any securities exchange or to arrange for them to be quoted on any quotation system.

        You should carefully consider the risk factors beginning on page 6 of this prospectus before buying any of the notes offered in this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2003

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        We believe that it is important to communicate our future expectations to our security holders and to the public. This prospectus, therefore, contains statements about future events and expectations which are "forward-looking statements" within the meaning of Sections 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934, including the statements about our plans, objectives, expectations and prospects under the headings "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." You can expect to identify these statements by forward-looking words such as "may," "might," "could," "would," "anticipate," "believe," "plan," "estimate," "project," "expect," "intend," "seek" and other similar expressions. Any statement contained in this prospectus that is not a statement of historical fact may be deemed to be a forward-looking statement. Although we believe that the plans, objectives, expectations and prospects reflected in or suggested by our forward-looking statements are reasonable, those statements involve risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements, and we can give no assurance that our plans, objectives, expectations and prospects will be achieved.

        Important factors that might cause our actual results to differ materially from the results contemplated by the forward-looking statements are contained in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of this prospectus as well as elsewhere in this prospectus and in our and/or our parent UbiquiTel Inc.'s future filings with the Securities and Exchange Commission, and include, among others, the following:

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  our dependence on our affiliation with Sprint PCS;

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  the competitiveness of and changes in Sprint PCS' pricing plans, products and services;

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  increased competition in our markets;

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  rates of penetration in the wireless industry;

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  the potential to experience a high rate of customer turnover;

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  Sprint PCS' credit policies;

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  customer quality;

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  changes in Sprint's fee structure with us;

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  our reliance on the timeliness, accuracy and sufficiency of financial and other data and information received from Sprint;

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  the ability of Sprint PCS to provide back office, customer care and other services;

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  anticipated future losses;

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  our debt level;

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  our ability to satisfy the conditions under the recent amendment to our senior secured credit facility;

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  adequacy of bad debt and other reserves;

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  the marketability, liquidity and price volatility of UbiquiTel Parent's common stock;

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  our ability to manage anticipated growth and rapid expansion;

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  changes in population;

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  changes or advances in technology; and

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  general economic and business conditions.

        We assume no obligation to publicly update or revise any forward-looking statements made in this prospectus, whether as a result of new information, future events, changes in assumptions or otherwise, after the date of this prospectus. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements.

PROSPECTUS SUMMARY

        This summary highlights selected information from this prospectus and does not contain all of the information that may be important to you. We urge you to read and review the entire prospectus and the documents we have referred you to in "Incorporation of Certain Documents by Reference" on page 68 for information about us and our financial statements before deciding to purchase any of the offered notes.

        In this prospectus, unless the context indicates otherwise, references to "UbiquiTel," "we," "us," "our" and "ours" mean UbiquiTel Operating Company and its consolidated subsidiaries. Our corporate parent is UbiquiTel Inc., which we refer to as UbiquiTel Parent. UbiquiTel Parent has no operations separate from its investment in us and has provided a full, unconditional, joint and several guaranty of our obligations under the notes. Accordingly, all of the financial information incorporated by reference in this prospectus is presented on a consolidated basis.

Who We Are

Overview

        We, through a management agreement between us and Sprint PCS, are the exclusive provider of Sprint PCS digital wireless personal communications services, or "PCS," to markets in the western and midwestern United States which include a total population of approximately 11.1 million residents. Sprint PCS has PCS licenses to cover more than 280 million people across all 50 states, Puerto Rico and the U.S. Virgin Islands. We do not own any PCS licenses in our markets or elsewhere, so generally we can only operate our business so long as we remain a PCS affiliate of Sprint and Sprint PCS and related entities continue to own the PCS licenses in our markets. Sprint PCS directly operates its PCS network in major metropolitan markets throughout the United States. Sprint PCS also has entered into independent management agreements with various PCS affiliates of Sprint, such as us, under which the PCS affiliates of Sprint have agreed to construct and manage the PCS networks under the Sprint PCS brand name in midsize and smaller markets. Sprint PCS is not obligated to provide us with any support in connection with our business or otherwise, other than performing its contractual obligations under the management agreement and other related agreements between us.

        Sprint PCS, a wholly-owned subsidiary of Sprint Corp., a diversified telecommunications service provider, operates the largest 100% digital, 100% PCS wireless network in the United States with licenses to provide service nationwide, using code division multiple access, or "CDMA," technology.

        From our inception on September 29, 1999 through March 31, 2003, we have incurred net losses of approximately $257.5 million. We had previously projected to generate positive cash flow from operations less capital expenditures in 2004. However, due to a number of factors, including very aggressive price competition, general economic uncertainty, higher costs for new subscriber additions than we anticipated, lower new subscriber additions than we anticipated, continuing higher rates of customer turnover than we anticipated, the recent change to the reciprocal travel rate with Sprint PCS that took effect on January 1, 2003, and potential changes to the roaming rates, we may generate positive cash flow from operations less capital expenditures a year or two later. However, our projections are subject to numerous further risks and uncertainties that are described under "Risk Factors."

        We will have to dedicate a substantial portion of any future cash flow from operations to make interest and principal payments on our debt and fund capital expenditures, which will reduce funds available for other purposes. Our operating profitability will depend on many factors, including, among others, our relationship with Sprint PCS and our ability to market Sprint PCS services, achieve projected market penetration and manage customer turnover rates.

Recent Developments

        On February 26, 2003, we consummated three transactions that have reduced our total debt by approximately $146.7 million and cash interest requirements by approximately $9.7 million in 2005 and approximately $19.3 million annually beginning in 2006, providing cumulative cash savings of approximately $243.0 million. We completed a private placement exchange offer of $48,180,000 million aggregate principal amount of our outstanding notes, $10,000,000 of which are being offered for resale by the holders under this prospectus, and $9,600,000 in cash for $192,720,000 aggregate principal amount of our outstanding 14% senior subordinated discount notes due 2010, and we also completed in a private placement a related new financing of $12.8 million aggregate principal amount of our Series B senior discount notes due 2008 in which we received cash proceeds of $9.6 million to fund the cash portion of the exchange. We issued detachable warrants with the Series B senior discount notes to purchase up to approximately 9.6 million shares of UbiquiTel Parent common stock at an exercise price of $0.01 per share. In connection with the exchange, UbiquiTel Parent and the lenders under our senior secured credit facility amended the credit facility to gain the lenders' consent to the exchange offer, which terms included a $15.0 million partial prepayment against our outstanding $245.0 million principal balance of term loans and the reduction of the unused $55.0 million revolving line of credit to $50.0 million as of February 26, 2003. In a series of separate transactions subsequent to March 31, 2003, we received cash proceeds of $0.7 million, which were used by us to fund open market purchases of $5.0 million aggregate principal amount of 14% senior subordinated discount notes due 2010, and issued approximately $0.9 million aggregate principal amount of additional Series B senior discount notes. Under these private placement sales, UbiquiTel Parent issued detachable warrants to purchase up to approximately 0.7 million shares of its common stock at an exercise price of $0.01 per share.

        UbiquiTel Operating Company was organized on November 9, 1999 as a limited liability company under the laws of Delaware and converted into a corporation under the laws of Delaware on March 16, 2000. UbiquiTel Parent was incorporated on September 29, 1999 under the laws of Delaware. Our principal corporate offices are located at One West Elm Street, Suite 400, Conshohocken, Pennsylvania 19428 and our telephone number is (610) 832-3300. UbiquiTel Parent's common stock trades on the Nasdaq National Market under the symbol "UPCS."

Terms of the Notes

        The terms "registered notes" or "notes" refers to up to $10,000,000 aggregate principal amount of our outstanding 14% senior discount notes due 2010 being offered for resale by the affiliate selling noteholders under this prospectus. The term "indenture" refers to the indenture that applies to the registered notes and the other 14% senior discount notes issued thereunder.

Issuer	UbiquiTel Operating Company.
Registered Notes Offered	$10,000,000 aggregate principal amount of registered 14% senior discount notes due 2010.
Maturity Date	May 15, 2010.
Interest and Accretion
The notes accrete in value at a rate of 14% per annum until April 15, 2005, compounded semi-annually. At that time, interest will begin to accrue and will be payable in cash semi-annually on April 15 and October 15 of each year, commencing on October 15, 2005.
Guarantees
Our obligations under the notes are fully and unconditionally guaranteed by UbiquiTel Parent and will be fully and unconditionally guaranteed by all of UbiquiTel Operating Company's future restricted subsidiaries, if any.
Ranking	The notes are senior unsecured obligations and rank:
• senior in right of payment to our outstanding 14% senior subordinated discount notes due 2010 and any other future subordinated debt;
• equal in right of payment to all of our and our guarantors' future senior unsecured indebtedness; and
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effectively subordinated to our secured debt, as to the collateral securing that debt. As of March 31, 2003, there was approximately $234.0 million of secured debt, secured by substantially all of our assets.
The guarantees of the registered notes rank:
• senior in right of payment to the subordinated indebtedness of the guarantors, including the guarantees of our outstanding 14% senior subordinated discount notes due 2010;
• equal in right of payment with any future senior unsecured indebtedness of the guarantors; and
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effectively subordinated to the guarantors' secured debt, as to the collateral securing that debt. As of March 31, 2003, there was approximately $234.0 million of secured debt, secured by substantially all of our assets.
Restrictive Covenants and Events of Default	For a summary of the terms of the notes, see generally "Description of the Registered Notes."

Risk Factors

        We urge you to read carefully the risk factors beginning on page 6 for a discussion of factors you should consider before deciding to purchase any of the offered notes.

RISK FACTORS

        You should carefully consider the following risk factors in addition to the other information contained or incorporated by reference in this prospectus before deciding to buy any of the offered notes.

Risks Relating To The Notes

        The notes are unsecured and are effectively subordinate to all of our existing secured obligations to the extent of the collateral securing such obligations

        The notes are unsecured and will be effectively subordinate to all of our existing and future secured obligations to the extent of the collateral securing such obligations. Our senior secured credit facility is secured by liens on substantially all of our assets and those of our existing and future restricted subsidiaries. As of March 31, 2003, we had approximately $234.0 million of secured indebtedness, $230.0 million of which has been incurred under our senior secured credit facility. If we were to default on our senior secured debt, the lenders could foreclose on the collateral regardless of any default with respect to the notes. Our senior lenders will be entitled to receive payment of all amounts due to them before the owners of the notes upon any sale, payment or distribution of our assets constituting collateral or liquidation or insolvency or reorganization proceedings. Our agreements with Sprint PCS and the infrastructure equipment used in our network create the bulk of the value of our assets. Our assets are highly specialized, and taken individually, have limited marketability, particularly as a result of some provisions in our agreement with Sprint PCS. Therefore, in a foreclosure sale, these assets are likely to be sold as an entirety, and the lenders may not realize enough money to satisfy all senior secured debt, and our other creditors, like you, may not be able to realize any value with respect to our senior unsecured debt. As a result, there may be virtually no assets remaining to satisfy new notes in a bankruptcy.

        The guarantee by UbiquiTel Parent may have limited practical value for the holders of our notes

        UbiquiTel Parent has unconditionally guaranteed, on a senior unsecured basis, all payments of principal, premium, if any, and liquidated damages, if any, on the notes. However, UbiquiTel Parent is a holding company holding stock of its subsidiaries, which together with substantially all of the assets of its subsidiaries is pledged to the senior secured lenders. Therefore, if we should be unable to meet our payment obligations with respect to the notes, it is unlikely that UbiquiTel Parent would be able to do so either. UbiquiTel Parent has no operations separate from its investment in us.

        The guarantees of the notes could be held to be unenforceable or enforceable only to a limited extent under applicable federal and state laws

        Under applicable provisions of the federal Bankruptcy Code or comparable provisions of state fraudulent transfer laws, guarantees or other debt obligations of a guarantor or debtor could be voided, or claims in respect of guarantees or debt obligations could be subordinated to all other debts of that guarantor or debtor if, among other things, the guarantor or debtor, at the time it incurred the indebtedness evidenced by its guarantees or debt obligations, incurred the indebtedness with the intent to hinder, delay or defraud creditors or received less than reasonably equivalent value or fair consideration for the incurrence of the guarantees or debt, and:

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  was insolvent;

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  was rendered insolvent by reason of the incurrence;

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  was engaged in a business or transaction for which the guarantor's or debtor's remaining assets constituted unreasonably small capital; or

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  intended to incur, or believed it would incur, debts beyond its ability to pay as they mature.

        In this event, any payment by a guarantor or debtor in connection with the guarantees or debt obligations could be voided and required to be returned to the guarantor or debtor or to a fund for the benefit of the other creditors of that guarantor or debtor.

        In the case of the guarantees of the notes, the guarantors are not receiving any direct value or consideration.

        The measures of insolvency for purposes of these fraudulent transfer laws vary depending upon the law applied to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor or debtor would be considered insolvent if:

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  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

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  the present fair saleable value of its assets was less than the amount that would be required to pay the probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

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  it could not pay its debts as they came due.

        The notes may not have an active trading market and the price may be volatile, so you may be unable to sell your notes at the price you desire or at all

        We cannot ensure that a liquid market will develop for the notes, that you will be able to sell any of the notes at a particular time if at all or that the prices that you receive when you sell will be favorable. Prior to this offering, there has been no public market for the notes. We do not intend to apply (and are not obligated to apply) for listing of the notes on any securities exchange or any automated quotation system. Therefore, we cannot assure you as to the liquidity of any trading market for the notes. Future trading prices of the notes will depend on many factors, including our operating performance and financial condition, prevailing interest rates and the market for similar securities.

        We previously used Arthur Andersen LLP as our independent public accountants

        The audited consolidated balance sheet of UbiquiTel Parent and its subsidiaries as of December 31, 2001 and the consolidated statements of operations, stockholders' equity and cash flows of UbiquiTel Parent and its subsidiaries for the years ended December 31, 2001 and 2000 included in this prospectus were audited by Arthur Andersen LLP, independent public accountants, then as stated in their report thereon dated as of February 15, 2002, which is included herein. On March 14, 2002, Arthur Andersen was indicted on federal obstruction of justice charges arising from the federal government's investigation of Enron Corporation. On May 15, 2002, upon the recommendation of the audit committee of UbiquiTel Parent's board of directors, UbiquiTel Parent's board of directors approved the dismissal of Arthur Andersen as our independent public accountants and the appointment of PricewaterhouseCoopers LLP to serve as our independent public accountants for the fiscal year ending December 31, 2002. The audit committee of UbiquiTel Parent's board of directors has reappointed PricewaterhouseCoopers LLP to serve as our independent public accountants for 2003.

        Arthur Andersen was convicted on federal obstruction of justice charges on June 15, 2002, ceased practicing before the Securities and Exchange Commission (the "SEC") on August 31, 2002, and was sentenced to five years probation on October 16, 2002. Arthur Andersen has not consented to the inclusion of their audit report dated as of February 15, 2002 in this prospectus. As a result, you may not be able to recover any amount from Arthur Andersen in connection with any claim that may arise out of Arthur Andersen's audit of the financial statements described above.

        In addition, because Arthur Andersen has ceased to practice before the SEC, it is not able to provide the updated consent which we would normally be required to file with the SEC as an exhibit to the registration statement of which this prospectus is a part. See "Experts." Arthur Andersen's failure to deliver a currently dated written consent will limit your ability to sue Arthur Andersen under Section 11 of the Securities Act for any material misstatements or omissions in the registration statement, including any material misstatements or omissions in the 2001 and 2000 financial statements covered by their report.

        If the notes are deemed to have been issued with original issue discount and your purchase price for a note is less than the stated principal amount, you will be required to include in your ordinary income for federal income tax purposes each year you hold a note the portion of the original issue discount that accrues under a constant interest method while you hold the note during the taxable year

        It is possible the notes were issued with original issue discount. If they were, and if your purchase price for a note is less than the stated principal amount of the note, you will be required to include in your ordinary income for federal income tax purposes each year you hold a note the portion of the original issue discount that accrues under a constant interest method while you hold the note during the taxable year. If your purchase price for a note exceeds the issue price of the note plus the amount of original issue discount that has accrued from the issue date of the note through the date you purchase the note, the amount of original issue discount you would include in income each year would be reduced by a portion of that excess. The original issue discount will be includible in income even though you do not receive any cash corresponding to that income, whereas if the notes were not issued with original issue discount but were subject solely to the rules applicable to market discount, you generally would not be required to include accrued discount in ordinary income until you receive a payment on the note, including a payment of stated interest, or receive proceeds from a disposition of the note at a gain. If the notes were issued with original issue discount, it is possible the issue price of the notes would be equal to approximately 24% to 30% of the principal amount of the notes. It is unclear whether the notes were issued with original issue discount and, if they were, precisely what the issue price of the notes would be. We intend to take the position that the notes were not issued with original issue discount and that accordingly the issue price of the notes is equal to their stated principal amount. No assurance can be provided that the Internal Revenue Service will not challenge that position or successfully maintain that the notes were issued with original issue discount.

Risks Related to Our Business, Strategy and Operations

        We have a limited operating history with a history of losses and we may not achieve or sustain operating profitability or generate sufficient cash flow to meet our obligations

        From UbiquiTel Parent's inception on September 29, 1999 through March 31, 2003, we have incurred net losses of approximately $257.5 million. We had previously projected to generate positive cash flow from operations less capital expenditures in 2004. However, due to a number of factors, including very aggressive price competition, general economic uncertainty, higher costs for new subscriber additions than we anticipated, lower new subscriber additions than we anticipated, continuing higher rates of customer turnover than we anticipated, the recent change to the reciprocal travel rate with Sprint PCS that took effect on January 1, 2003, and potential changes to the roaming rates, we may generate positive cash flow from operations less capital expenditures a year or two later. However, our projections are subject to numerous further risks and uncertainties that are described herein and elsewhere in "—Risk Factors." Although we have substantially completed our network coverage build-out, our business could require additional capital expenditures of up to approximately $30.0 million annually for maintenance, capacity enhancements and coverage improvements, including up to approximately $10.0 million in the aggregate to comply with the minimum build-out requirements of our management agreement with Sprint PCS. Through March 31, 2003, we have incurred approximately $351.2 million in cash for operating activities and capital expenditures, exclusive of approximately $79.6 million worth of network equipment acquired as part of the Spokane market and VIA Wireless purchases. We will have to dedicate a substantial portion of future cash flow from operations, if any, to make interest and principal payments on our debt and fund capital expenditures, which will reduce funds available for other purposes. Our operating profitability will depend on many factors, including, among others, our relationship with Sprint PCS and our ability to market Sprint PCS services, achieve projected market penetration and manage customer turnover rates.

        We may not be able to sustain our growth or obtain sufficient revenue to achieve and sustain profitability. If the current trend of slower net customer growth continues, it will lengthen the amount of time it will take for us to reach a sufficient number of customers to generate positive cash flow from operations less capital expenditures, which in turn will have a negative effect on liquidity and capital resources. We incurred an operating loss of approximately $85.2 million in the year ended December 31, 2002, and an operating loss of approximately $12.9 million for the three months ended March 31, 2003. Our business projections reflect continuing growth in our subscriber base and a reduction and eventual elimination of operating losses as the cash flow generated by the growing subscriber base exceeds costs incurred to acquire new customers. If we acquire more new customers than we project, the upfront costs to acquire those customers (including the handset subsidy, commissions and promotional expenses) may result in greater operating losses in the near term but greater cash flows from operations in future periods. In addition, if there is a slowdown in new subscriber growth in our markets or the wireless industry generally, we may acquire fewer new customers, which would result in lower operating losses in the near term, but lower cash flows from operations, if any, in later periods.

        If we do not achieve and maintain positive cash flow from operations less capital expenditures on a timely basis, we may be unable to complete our network, operate our business in an effective or competitive manner or make required payments on our debt.

        We have experienced a high rate of customer turnover which has increased our costs of operations and reduced our revenue

        The wireless personal communications services industry in general and we and Sprint PCS in particular have experienced a higher rate of customer turnover, commonly known as churn, as compared to wireless industry averages. This churn rate has been driven higher over the past year due to the NDASL and Clear Pay programs and the removal of the deposit requirement until late February 2002. Our business plan assumes that churn will decline significantly over the course of 2003. Our churn for the three months ended March 31, 2003 was approximately 3.4% compared to 3.9% for the three months ended December 31, 2002. Due to significant competition in the industry and general economic conditions, among other things, this decline may not occur and our future rate of customer turnover may be higher than our historical rate or projections. Factors that may contribute to higher churn include inability or unwillingness of customers to pay which results in involuntary deactivations, customer mix and credit class and in particular sub-prime credit class customers, customer credit terms, price and service offerings competition, network coverage and performance, customer service, the anticipated implementation of wireless local number portability in late 2003 and other competitive factors. A high rate of customer turnover adversely affects our competitive position, liquidity, results of operations and our costs of, or losses incurred in, obtaining new subscribers, especially because we subsidize a significant portion of the costs of initial purchases of handsets by new customers.

        We will not receive as much Sprint net travel, or roaming, revenue as we anticipated

        We are paid a fee from Sprint for every minute that a Sprint PCS subscriber based outside of our markets uses our network; we refer to such fees as travel revenue. Similarly, we pay a fee to Sprint for every minute that our customers use the Sprint PCS network outside of our markets; we refer to such fees as travel expense. Under our original agreement with Sprint PCS, the reciprocal travel rate exchanged for customers who roam into the other party's or another PCS affiliate's network, was established at $0.20 per minute. The rate was reduced from the original $0.20 per minute of use to $0.15 per minute of use beginning June 1, 2001, and to $0.12 per minute of use beginning October 1, 2001. The rate was reduced to $0.10 per minute for 2002. We received notice from Sprint that our reciprocal travel rate changed to $0.058 per minute effective January 1, 2003. We are currently evaluating our contractual and legal remedies with respect to this most recent change to the reciprocal travel rate to determine if this action was appropriate and authorized under our management agreement with Sprint PCS, although the availability of any remedies for the reduction of the travel rate may be limited. Because Sprint has done so in the past, there can be no assurance that this rate will not be reduced by Sprint further in future years. With a travel-in to travel-out ratio of approximately 1.9 to one during the three months ended March 31, 2003, and an expected continued favorable net travel position in the next few years, the lower travel rate has increased our operating losses and could further increase our expected operating losses and reduce our liquidity projections during the next two or three years.

        Because we face intense competition in our markets, we have been challenged recently by a number of adverse factors that diminish our ability to meet our financial projections and achieve profitability

        We compete throughout our markets with both cellular and PCS providers. As a result of competition, prices of wireless services have dramatically dropped and are expected to continue to do so until there are fewer cellular and PCS providers through consolidation or otherwise, because there are low marginal costs associated with providing an additional increment of airtime. Although we face Verizon Wireless, AT&T Wireless Services, Cingular, VoiceStream and Nextel, the other five national wireless operators, in the majority of our markets, Verizon and AT&T are in all of our markets and provide the most competition for market share because in most cases they are the incumbent providers. Competition also spans operators using different competing digital technologies. We also face competition from resellers in certain markets, which provide wireless services to customers but do not hold Federal Communications Commission licenses or own facilities. Instead, the resellers buy blocks of wireless telephone numbers and capacity from a licensed carrier and resell services through their own distribution network to the public.

        In addition, we compete with existing communications technologies such as paging, enhanced specialized mobile radio service dispatch and conventional telephone companies in our markets. Potential users of wireless personal communications services systems may find their communications needs satisfied by other current and developing technologies. One or two-way paging or beeper services that feature voice messaging and data display as well as tone-only service may be adequate for potential customers who do not want to speak to the caller. In the future, we expect to face increased competition from entities providing similar services using the same, similar or other communications technologies, including satellite-based telecommunications and wireless cable systems and other traditional telephone networks. While some of these technologies and services are currently operational, others are being developed or may be developed in the future.

        Many of our competitors have significantly greater financial and technical resources and subscriber bases than we do. Some of our competitors also have well established infrastructures, marketing programs and brand names. In addition, some of our competitors may be able to offer regional coverage in areas not served by the Sprint PCS network, or, because of their calling volumes or relationships with other wireless providers, may be able to offer regional roaming rates that are lower than those we offer. PCS operators compete with us in providing some or all of the services available through the Sprint PCS network and may provide services that we do not. Additionally, we expect that existing cellular providers will continue to upgrade their systems to provide digital wireless communication services competitive with Sprint. Our success, therefore, is, to a large extent, dependent on Sprint's ability to distinguish itself from competitors by marketing and anticipating and responding to various competitive factors affecting the wireless industry, including new services that may be introduced, changes in consumer preferences, demographic trends, economic conditions and discount pricing strategies by competitors. To the extent that Sprint is not able to keep pace with technological advances or fails to respond timely to changes in competitive factors in the wireless industry, it could cause us to lose market share or experience a decline in revenue. Recently, there has been a trend in the wireless communications industry towards consolidation of wireless service providers through joint ventures, mergers and acquisitions. We expect this consolidation to lead to a smaller number of larger competitors over time, which may alleviate pricing pressure within the industry. These larger competitors may have substantial resources or may be able to offer a variety of services to a large customer base.

        Our business has recently been challenged by a number of adverse factors that will likely cause us to generate positive cash flow from operations less capital expenditures a year or two later than originally projected, which was 2004. However, our projections are subject to numerous risks and uncertainties that are described herein and elsewhere in "—Risk Factors." Such adverse factors include:

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  very aggressive price competition in our markets;

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  general economic conditions in our markets have not been positive, further affecting subscriber growth and customer turnover;

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  higher costs for new subscriber additions than we anticipated;

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  lower new subscriber additions than we anticipated;

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  continuing higher rates of customer turnover than we anticipated; and

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  the recent change to the reciprocal travel rate with Sprint PCS that took effect on January 1, 2003.

        In addition, there are other factors that could contribute to a continuation of challenging business conditions for us. These include:

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  uncertainty whether our expected level of capital expenditures will be sufficient to support our PCS network and complete the build-out of it;

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  uncertainty about charges that Sprint may seek to impose upon us and further reductions in our travel rate; and

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  uncertainty about reductions in roaming rates.

        Our ability to meet our financial projections and achieve profitability is dependent upon our ability to manage and overcome some, if not all, of the aforementioned factors.

        We will incur additional amortization expense as a result of acquiring intangible assets in connection with our acquisition of VIA Wireless, which will result in a charge against our revenues

        Our acquisition of VIA Wireless in 2001 was accounted for using the purchase method of accounting, which means assets and liabilities of VIA Wireless, including its intangible assets, were recorded on our balance sheet at their fair market value. We paid approximately $202.1 million for VIA Wireless in the form of UbiquiTel Parent's common stock valued at approximately $122.0 million and assumed debt of approximately $80.1 million (which was reduced to $30.1 million on a net basis after giving effect to the post-closing sale of the VIA Wireless California PCS licenses for $50.0 million in cash). As of March 31, 2003, our net intangible assets related to the acquisition of VIA Wireless, other than goodwill, were $72.1 million, representing approximately 14% of our total assets as of March 31, 2003. Our intangible assets, other than goodwill, are amortized over periods ranging from 20 months to 18 years. There can be no assurance that the value of the intangible assets will ever be realized by us. Any future determination requiring the write-off of a significant portion of our unamortized intangible assets would have an adverse effect on our results of operations.

        Because we depend heavily on several national communication site management companies for their radio communications sites for the operation of our network, the insolvency or financial difficulty of one or more of these companies may disrupt our services temporarily in certain portions of our markets and cause us to incur greater capital and operating expenditures

        We lease a significant amount of the radio communications sites for our network through master lease agreements with several national communication site management companies. A number of these companies are experiencing financial difficulties and one has filed for protection from creditors under the federal bankruptcy code. If one or more of these companies becomes insolvent, a portion of our network could have a temporary disruption in service and there could be a material increase in our capital and operating expenditures to replace the insolvent provider.

        We may not be able to compete with potential acquirors for acquisitions to expand our territory, or successfully overcome risks associated with expanding our territory through acquisitions, which could have a material adverse effect on our business and reduce the market value of our securities

        There has been a recent trend in the wireless communications industry towards consolidation of wireless service providers through joint ventures, mergers and acquisitions. Aside from our acquisition of VIA Wireless in August 2001, we may attempt to further expand our territory through acquisitions of other PCS affiliates of Sprint or through the grant of additional markets from Sprint. If we expand our operations through acquisitions, we will compete with other potential acquirors, some of which may have greater financial or operational resources than us. Any expansion through an acquisition may require the approval of Sprint. Expansion could involve a number of risks, including the:

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  difficulty of assimilating acquired operations and personnel;

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  diversion of management's attention;

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  disruption of ongoing business;

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  impact on our cash and available credit lines for use in financing future growth and working capital needs;

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  inability to retain key personnel;

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  inability to maintain uniform standards, controls, procedures and policies; and

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  impairment of relationships with employees, customers or vendors.

        The failure to overcome these risks or any other problems encountered in these transactions could have a material adverse effect on our business. In connection with these transactions, we also may issue additional equity securities, incur additional debt or incur significant amortization expenses related to intangible assets.

        UbiquiTel Parent's certificate of incorporation and bylaws include provisions that may discourage a change of control transaction

        Some provisions of UbiquiTel Parent's certificate of incorporation and bylaws and the provisions of Delaware law could have the effect of delaying, deferring or preventing an acquisition of us. For example, UbiquiTel Parent has a staggered board of directors, the members of which may only be removed for cause, authorized but unissued shares of preferred stock which could be used to fend off a takeover attempt, and UbiquiTel Parent's shareholders may not take actions by written consent and are limited in their ability to make proposals at shareholder meetings.

Risks Particular to Our Indebtedness

        We have substantial senior secured bank debt which we may not be able to service and which may result in our lenders controlling our assets in an event of default

        We have substantial outstanding indebtedness. We had a senior secured credit facility with $245.0 million outstanding at December 31, 2002, which was subsequently reduced to $230.0 million in February 2003. The reduction was due to the $15.0 million partial prepayment against the outstanding principal balance of the term loans in conjunction with the closing of our debt-for-debt exchange offer resulting in the issuance of the outstanding notes, and pursuant to which we also permanently reduced our unused $55.0 million revolving line of credit by $5.0 million to $50.0 million.

        Our substantial senior secured debt has a number of important consequences for our operations, including the following:

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  due to the liens on substantially all of our assets and the pledges of equity interests of our existing subsidiaries that secure our senior secured credit facility, senior lenders may control our assets or subsidiaries upon a default;

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  if the assets pledged to our senior secured creditors are not sufficient to satisfy their claims in a bankruptcy, there will be virtually no assets available to satisfy holders of our other debt;

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  we will have to dedicate a substantial portion of any cash flow from operations to the payment of interest on, and principal of, our debt, which will reduce funds available for other purposes;

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  we may not be able to obtain additional financing, if needed, for capital requirements, capital expenditures, working capital requirements or other corporate purposes;

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  we believe we are more highly leveraged than some of our competitors, which may put us at a competitive disadvantage; and

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  our borrowings under our senior secured credit facility are and will be at variable rates of interest, which could result in higher interest expense in the event of increases in market interest rates.

        The rate of interest on the facility is presently based on a margin above the London interbank offered rate (LIBOR). Our weighted average borrowing rate on variable rate borrowings was 5.6% for the three months ended March 31, 2003. Increases in a market interest rate will result in additional cash interest costs.

        Our ability to make payments on any of our debt depends upon our future operating performance which is subject to general economic and competitive conditions and to financial, business and other factors, many of which we cannot control. If the cash flow from our operating activities is insufficient, we may take actions, such as delaying or reducing capital expenditures, attempting to restructure or refinance our debt, selling assets or operations or seeking additional equity capital. Any or all of these actions may not be sufficient to allow us to service our debt obligations. Further, we may be unable to take any of these actions on satisfactory terms, in a timely manner, or at all. The senior secured credit facility limits our ability to take several of these actions. Our failure to generate sufficient funds to pay our debt would materially adversely affect the market value of our securities.

        If we do not meet all of the conditions required under our senior secured credit facility, we may not be able to draw down all of the funds we anticipate receiving from our senior lenders and we may not be able to fund operating losses and working capital needs

        We currently have $230.0 million outstanding under our senior secured credit facility. Our ability to borrow funds under our senior secured credit facility's current unused $50.0 million revolving line of credit could be terminated due to our failure to comply with specific conditions on each funding date, including the following:

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  that the representations and warranties in our loan documents are true and correct in all material respects;

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  that certain of our financial and operating covenants are satisfied, including maintaining certain financial ratios and maintaining minimum cash balances, reaching defined subscriber growth and network covered population goals, and minimum quarterly service revenues;

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  that our cash balance (as defined in the credit facility) is below $25.0 million; and

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  the absence of a default under our loan documents.

        We are currently in compliance with all financial and operating covenants relating to the senior secured credit facility. However, there is uncertainty as to our ability to continue to comply with such financial and operating covenants prior to generating positive cash flow from operations less capital expenditures. If our business does not generate the results required by the covenants in the senior secured credit facility, our ability to make borrowings under the revolving line of credit required to operate our business would be restricted or terminated and the credit facility could be declared in default. Such a restriction, termination or declaration of default would have a material adverse effect on our liquidity. Prior to amending the senior secured credit facility in conjunction with our debt-for-debt exchange offer, we amended the senior secured credit facility during 2001 in connection with, and to give effect to, the acquisition of VIA Wireless and again during the third quarter of 2002 due to a lower travel rate from Sprint PCS, lower new subscriber additions than we anticipated and higher rates of customer turnover than we anticipated as a result of which certain of the financial and operating covenants under the senior secured credit facility, including those concerning minimum subscriber growth and earnings before interest, taxes, depreciation and amortization, were amended to be less restrictive.

        Our senior secured indebtedness places restrictions on us which may limit our operating flexibility and our ability to pay interest on the 14% Senior Discount Notes and 14% Series B Senior Discount Notes issued in February 2003 and the 14% Senior Subordinated Discount Notes issued in 2000

        Our senior secured credit facility imposes material operating and financial restrictions on us. These restrictions, subject to ordinary course of business exceptions, limit our ability to engage in some transactions, including the following:

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  borrowing additional money;

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  selling assets;

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  mergers or consolidations;

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  making investments; and

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  repurchasing the 14% senior discount notes and 14% Series B senior discount notes issued in February 2003 and the senior subordinated discount notes issued in 2000.

        These restrictions limit our ability to obtain debt financing, repurchase any of the notes mentioned above, refinance or pay principal or interest on our outstanding debt, consummate acquisitions for cash or debt and react to changes in our operating environment.

        If we default under our senior secured credit facility, our lenders may declare our debt immediately due and payable and Sprint may force us to sell our assets to it on terms that have been agreed upon and that are disadvantageous to us

        Our senior secured credit facility requires that we comply with specified financial ratios and other performance covenants. If we fail to comply with these covenants or we default on our obligations under our senior secured credit facility, our lenders may accelerate the maturity of our debt. If our lenders accelerate our debt, Sprint has the option to purchase our operating assets at a discount to market value on terms that have been agreed upon and that are disadvantageous to us and assume our obligations under the senior secured credit facility. If Sprint does not exercise this option, our lenders may sell our assets to third parties. If Sprint provides notice to our lenders that we are in breach of our management agreement with Sprint PCS and, as a result, our obligations under the credit agreement are accelerated and Sprint does not elect to operate our business, our lenders may designate a third party to operate our business or cause our assets to be sold. In any such case, there is a material risk we will not be able to make payments on our other debt and that UbiquiTel Parent's common stock will become worthless. For a further description of Sprint PCS' default remedies under the management agreement, see "—Risks Particular to Our Relationship with Sprint PCS—The termination of our management agreement with Sprint PCS or Sprint's failure to perform its obligations under the agreement would severely impair our ability to conduct our business and, if our management agreement is terminated, Sprint may purchase our operating assets at a discount to market value on terms that have been agreed to and that are disadvantageous to us."

Risks Particular to Our Relationship with Sprint PCS

        The termination of our management agreement with Sprint PCS or Sprint's failure to perform its obligations under the agreement would severely impair our ability to conduct our business and, if our management agreement is terminated, Sprint may purchase our operating assets at a discount to market value on terms that have been agreed to and that are disadvantageous to us

        Because we do not own the licenses to operate our wireless network, our ability to offer products and services and our PCS network's operation are dependent on our agreements with Sprint PCS remaining in effect. Our management agreement with Sprint PCS is subject to termination. Sprint is not obligated to provide us with any support in connection with our business or otherwise, other than performing its contractual obligations under the management agreement and other related agreements between us. Sprint can choose not to renew the agreement at the expiration of the 20-year initial term in 2018 or any ten-year renewal term. In any event, our management agreement with Sprint PCS terminates in 50 years. In addition, our agreements with Sprint PCS can be terminated by Sprint if we breach any material terms. We are also dependent on Sprint's ability to perform its obligations under our agreements. The non-renewal or termination of our management agreement with Sprint PCS, or the failure of Sprint to perform its obligations under our management agreement, would severely impair our ability to conduct our business. If our management agreement is terminated, we may be required to sell our operating assets to Sprint. This sale may take place for a price equal to 72% of our entire business value, subject to the valuation criteria and procedures provided in our management agreement with Sprint PCS. The provisions of our management agreement that allow Sprint to purchase our operating assets at a discount may limit our ability to sell our business, reduce the value a buyer would be willing to pay for our business and limit our ability to obtain new investment or support from any source. If we were to file for bankruptcy, the management agreement would provide Sprint with various remedies, including purchase rights at a discount to market value, though we cannot predict if or to what extent remedies would be enforceable. In addition, we would be very reluctant to reject the management agreement under Section 365 of the federal bankruptcy code because we cannot conduct our business without the management agreement. If Sprint PCS were to file for bankruptcy,

Sprint PCS could reject the management agreement under Section 365 of the federal bankruptcy code. The management agreement would provide us various remedies, including purchase and put rights, though we cannot predict if or to what extent our remedies would be enforceable. In any event, a bankruptcy by Sprint PCS could severely restrict our ability to conduct our business for the reasons set forth above.

        Sprint may make business decisions that are not in our best interests, which may adversely affect our relationship with customers in our markets, increase our expenses and/or decrease our revenues

        Sprint, under the Sprint PCS agreements, has a substantial amount of control over the conduct of our business. Conflicts between us and Sprint may arise, and because Sprint owes us no duties except as set forth in the agreements, these conflicts may not be resolved in our favor. Accordingly, Sprint has and may continue to make decisions that adversely affect our business, such as the following:

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  Sprint prices its national plans based on its own objectives and could set price levels that may not be economically sufficient for our business;

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  Sprint could develop products and services or establish credit policies, such as the "Clear Pay" program (as described below under "—Changes in Sprint PCS products and services and credit policies may adversely affect customer retention and/or bad debt expense and/or reduce customer additions"), that could adversely affect our results of operations;

  •
  Sprint could raise the costs it charges us to perform back office services or maintain the costs above those expected, reduce levels of services or otherwise seek to increase expenses and other amounts charged;

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  Sprint, as it has done in the past, could further reduce the travel rate it pays to us for Sprint PCS customers who travel into and use our network;

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  Sprint has sought to charge us more as a result of launching the "third generation" or 3G technology called "one times radio transmission technology" or 1XRTT;

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  Sprint could prohibit us from selling non-Sprint PCS approved equipment;

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  Sprint could, subject to limitations under our Sprint PCS agreements, alter its network and technical requirements, which could result in increased equipment and build-out costs;

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  Sprint could request that we build out additional areas within our markets, which if undertaken, could result in less return on investment or a reduction of our licensed population if we decline to build the requested area;

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  Sprint could make decisions that could adversely affect the Sprint and Sprint PCS brand names, products or services; and

  •
  Sprint could decide not to renew the Sprint PCS agreements or to no longer perform its obligations, which would severely restrict our ability to conduct our business.

        Sprint has and may continue to make decisions with regard to one or more of the foregoing which could further adversely affect our relationships with customers in our markets, increase our expenses and/or decrease our revenues.

        Because we do not own the licenses to operate the PCS networks in our markets, we can only operate our business so long as we remain a PCS affiliate of Sprint and Sprint PCS continues to own such licenses

        Our ability to offer products and services and our PCS network's operations are dependent on our agreements with Sprint PCS remaining in effect. We are further dependent on Sprint PCS' continued ownership of the licenses to operate the PCS networks in our markets, which are subject to renewal and revocation by the Federal Communications Commission. Sprint PCS' licenses in our markets will expire in 2004 through 2007, but may be renewed for additional ten-year terms. Although we expect the licenses to be renewed, there may be opposition to renewal of Sprint PCS' licenses upon their expiration, and the Sprint PCS licenses may not be renewed. The FCC has adopted specific standards that apply to PCS license renewals. Any failure by Sprint PCS or us to comply with these standards could cause revocation or forfeiture of the Sprint PCS licenses for our markets. Additionally, if Sprint PCS does not demonstrate to the FCC that Sprint PCS has met the five-year and ten-year construction requirements for each of its PCS licenses, it can lose the affected licenses and be ineligible to regain them. If our agreements with Sprint PCS cease to remain in effect for any reason whatsoever or Sprint PCS loses any of its licenses in our markets, we would be materially impaired in our ability to conduct our business.

        Sprint may terminate our management agreement and purchase our operating assets at a discount to market value on terms disadvantageous to us, and we would no longer be able to offer Sprint PCS services, if, among other things, we fail to complete the build-out of our PCS network by specified dates or fail to meet the technical standards contained in the agreement

        Our agreements with Sprint PCS require that we provide network coverage to a minimum network coverage area within specified time frames. Our agreements with Sprint PCS require us to build our PCS network in accordance with Sprint PCS' technical requirements. Sprint can, at any time with at least 30 days' prior notice to us, adjust the technical requirements for the network. Some of the radio communications sites in our remaining build-out will require us to obtain zoning variances or other local governmental or third party approvals or permits. To complete our build-out, we must retain rights to a sufficient number of tower sites, which requires us to obtain local regulatory approvals. In some instances, local governmental authorities have placed moratoriums on the construction of additional towers and radio communications sites. A failure to meet our build-out requirements for any one of our individual markets or a failure to meet the technical requirements would constitute a breach of our management agreement with Sprint PCS that could lead to a termination. If the management agreement is terminated, we will no longer be able to offer Sprint PCS products and services, and we may be required to sell our operating assets to Sprint on terms that have been agreed to and that are disadvantageous to us. This sale may take place without approval of our shareholders and for a price equal to 72% of our entire business value, subject to the valuation criteria and procedures provided in our management agreement with Sprint PCS.

        We may need more capital than we currently project to build out our remaining portion of the Sprint PCS network and maintain the quality of service in our portion of the network through capacity enhancements; and if we fail to obtain required additional capital, we may not have sufficient funds to complete our build-out or comply with the quality of service technical standards in accordance with the terms of our management agreement with Sprint PCS and Sprint may terminate our management agreement and purchase our operating assets at a discount to market value on terms that have been agreed to and that are disadvantageous to us

        Although we have substantially completed our network coverage build-out, our business could require additional capital expenditures of up to approximately $30.0 million annually for maintenance, capacity enhancements and coverage improvements, and is expected to include up to approximately $10.0 million in the aggregate to comply with the minimum build-out requirements of our management agreement with Sprint PCS. As part of our build-out, we must successfully lease or otherwise retain rights to a sufficient number of radio communications and network control sites, complete the purchase and installation of equipment, build out the physical infrastructure and test the network. Additional funds could be required for a variety of reasons, including unanticipated expenses or operating losses. We will face significant limitations on our ability to obtain additional funds. Even if those funds are available, we may not be able to obtain them on a timely basis, or on terms acceptable to us or within limitations permitted by our debt agreements. Failure to obtain additional funds, should the need for them develop, would result in the delay or abandonment of our development and expansion plans. If we do not have sufficient funds to complete our build-out, we will be in breach of our management agreement with Sprint PCS and under our debt agreements. If Sprint terminates our management agreement as a result of this breach, we may be required to sell our operating assets to Sprint at a discount to market value on terms that have been agreed to and that are disadvantageous to us.

        Changes in Sprint PCS products and services and credit policies may adversely affect customer retention and/or bad debt expense and/or reduce customer additions

        The competitiveness of Sprint PCS products and services is a key factor in our ability to attract and retain customers. Under the Sprint PCS service plans, customers who do not meet certain credit criteria can nevertheless select any plan offered subject to an account spending limit, referred to as ASL, to control credit exposure. Account spending limits range from $125 to $200 depending on the credit quality of the customer. Prior to May 2001, all of these customers were required to pay a deposit ranging from $125 to $200 that could be credited against future billings. In May 2001, the deposit requirement was eliminated on all credit classes, a program referred to as no deposit ASL. As a result, a significant amount of our new customer additions have been under the no deposit ASL program. In late 2001, the no deposit ASL program was replaced by the "Clear Pay" program, which re-instated the deposit requirement for the lowest credit class and featured increased back office control with respect to credit collection efforts. We re-instituted deposit requirements for all new sub-prime credit quality subscribers in the Clear Pay program in late February 2002 and we believe that this policy has reduced and will further reduce our future bad debt exposure. Sprint may end or materially change the terms of the Clear Pay program. If Sprint eliminates the Clear Pay program or alters its features, the growth rate we expect to achieve may decrease, or our customer retention and bad debt could be materially adversely affected.

        The re-instatement of deposits in late February 2002 in connection with the Clear Pay program had a significant negative impact on gross customer additions during the last five weeks of the three months ended March 31, 2002 and during the remainder of 2002. While deposits for Clear Pay customers provide us with protection against bad debt expense for sub-prime customers, it has and may continue to deter some people with sub-prime credit from becoming subscribers. As a result, our gross additions have declined and may continue to do so, which may further result in lower cash flows and impair our ability to service our debt. As of March 31, 2003, 28% of our approximate 274,200 subscribers had a credit rating placing them in the sub-prime category, including 18% with deposits.

        Sprint's failure to timely and accurately generate revenue and cost data for the compilation of our financial statements and other financial disclosures could have a material adverse effect on our business

        We place substantial reliance on the timeliness, accuracy and sufficiency of revenue and cost data and information generated by Sprint for the compilation of our financial statements and other financial disclosures, including substantial portions of our revenues, expenses and accounts receivable. As part of our agreements, we outsource several functions to Sprint including billing, customer care, national network operations support, inventory logistics support, long distance transport and national retailer sales support. The data provided by Sprint is the primary source for our recognition of service revenue and a significant portion of our selling and marketing and cost of service and operations expenses. In certain cases, the data is provided at a level of detail that is not adequate for us to verify for accuracy back to the originating source. We rely on Sprint to have designed adequate internal controls with respect to the processes established to provide this data. Because of this reliance, we are dependent on Sprint to periodically evaluate the effectiveness of these controls and report any significant deficiencies and weaknesses in the design or operation of these controls that could have a material impact on our financial statements and disclosures. Sprint provides an annual evaluation of these controls to us by engaging its independent auditors to provide a "Report on Controls Placed in Operation and Tests of Operating Effectiveness for Affiliates" under guidance provided in Statement of Auditing Standards No. 70 ("SAS 70"). There can be no assurance that the SAS 70 procedures will identify all weaknesses that might be material to us. Although we are not presently aware of any material errors affecting us, errors that are not reconciled on a timely basis by Sprint could cause us to misstate our revenues or expenses and could result in out-of-period adjustments that may materially adversely affect our financial results and could have a material adverse effect on our business, financial condition, results of operations and cash flows. Additionally, if we or any other PCS affiliate of Sprint find significant errors in information provided by Sprint which causes a restatement of financial statements or otherwise affects us, investors and the investment community may lose confidence in us. In late February 2003,

iPCS, Inc., a PCS affiliate of Sprint, filed for bankruptcy protection under Chapter 11 of the federal bankruptcy code and concurrently brought an adversarial action against Sprint alleging, among other things, that Sprint had failed to remit certain amounts owed to iPCS under its agreements with Sprint. Should Sprint fail to deliver timely, accurate and sufficient information, this could lead to a greater degree of uncertainty in our business and financial planning and may lead to adverse short-term decisions. In addition, the failure of Sprint to remit current or future amounts owing to PCS affiliates of Sprint, including us, could lead to actions on the part of us or other PCS affiliates of Sprint to enforce rights under the Sprint agreements and other remedies available under applicable law.

        Our dependence on Sprint for services may limit our ability to reduce costs, which could adversely affect our liquidity and results of operations

        A portion of cost of service and operations in our financial statements relates to charges from Sprint. As a result, a portion of our cost of service and operations is outside our control. There can be no assurance that Sprint will lower its operating costs, or, if these costs are lowered, that Sprint will pass along savings to its PCS affiliates. If these costs are more than we anticipate in our business plan, it could adversely affect our liquidity and results of operations and, as noted below, our ability to replace Sprint with lower cost providers may be limited.

        The inability of Sprint to provide high quality back office services, or our inability to use Sprint's back office services and third party vendors' back office systems, could lead to customer dissatisfaction, increase customer turnover or otherwise disrupt our business and increase our costs

        We rely on Sprint's internal support systems, including customer care, billing and other back office support. We also depend on Sprint's willingness to continue to offer these services and to provide these services effectively and at competitive costs. Our operations could be disrupted if Sprint is unable to maintain and expand these back office services and systems in a high quality manner, or to efficiently outsource those services and systems through third party vendors. The rapid expansion of Sprint's business, together with cost pressures, is expected to continue to pose a significant challenge to its internal support systems. Sprint recently has consolidated and made reductions in its customer service support structure and may continue to do so in the future, which may have an adverse effect on our churn rate. Sprint has relied on third party vendors for a significant number of important functions, including billing, and components of its internal support systems and may continue to rely on outside vendors in the future or may take these systems in-house. Any significant system change, such as a billing system conversion, could create short-term adverse business consequences for us including increased levels of customer turnover and overall lower customer satisfaction, among others. Our Sprint PCS agreement provides that, upon nine months' prior written notice, Sprint may elect to terminate any of these services. The inability of Sprint to provide or maintain high quality back office services, or our inability to use Sprint's back office services and third party vendors' back office systems, could lead to customer dissatisfaction, increase customer turnover or otherwise disrupt our business and increase our costs. Sprint has become aware of customer dissatisfaction with its customer service and in that regard has recently announced that it is undertaking initiatives to improve customer service. If Sprint elects to significantly increase the amount it charges us for any of these services, our operating expenses will increase, and our operating income and available cash would be reduced. Further, our ability to replace Sprint in providing back office services may be limited. While our agreements with Sprint PCS allow us to use third-party vendors to provide certain of these services instead of Sprint, start up costs may significantly limit our ability to use back office services provided by anyone other than Sprint. This could limit our ability to lower our operating costs.

        If Sprint attempts to pass along new charges and fees that are material and not anticipated by us in formulating our business plan, they could materially and adversely affect our results of operations and financial condition

        Sprint has notified us of new charges and fees that we did not expect when we formulated our business plan. These new charges and fees include undetermined development costs to upgrade Sprint's billing system to cover new third generation technology (known as 1XRTT) services offered to our customers. We have discussed with Sprint whether there is a basis for these new charges and fees under our management and services agreements with Sprint PCS. If we disagree with Sprint on the validity of these (or any other) new charges or fees, we have the right to formally dispute the charges or fees. We cannot now determine whether these charges and fees are material. If they are material, and if Sprint is entitled to collect them, they could have a material adverse effect on our results of operations or financial condition or both.

        If Sprint PCS does not complete the construction of its nationwide PCS network, we may not be able to attract and retain customers

        Sprint PCS currently intends to cover a significant portion of the population of the United States, Puerto Rico and the U.S. Virgin Islands by creating a nationwide PCS network through its own construction efforts and those of its PCS affiliates. Sprint PCS is still constructing its nationwide network and does not offer PCS services, either on its own network or through its roaming agreements, in every city in the United States. Sprint PCS has entered into management agreements similar to ours with companies in other markets under its nationwide PCS build-out strategy. Our results of operations are dependent on Sprint PCS' national network and, to a lesser extent, on the networks of other PCS affiliates of Sprint. Sprint PCS' network may not provide nationwide coverage to the same extent as its competitors, which would adversely affect our ability to attract and retain customers.

        If Sprint or other PCS affiliates of Sprint have financial difficulties, the Sprint PCS network could be disrupted

        Sprint PCS' national network is a combination of networks. The large metropolitan areas are owned and operated by Sprint PCS, and the areas in between them are owned and operated by PCS affiliates of Sprint, all of which are independent companies like us. We believe that most, if not all, of these companies have incurred substantial debt to pay the large cost of building out their networks. If any of these companies experience financial difficulties, the Sprint PCS network could be disrupted in that company's territory, which would adversely affect our ability to attract and retain customers.

        A PCS affiliate of Sprint, iPCS, Inc., recently filed for bankruptcy protection under Chapter 11 of the federal bankruptcy code. The impact of these developments on the Sprint PCS network and our relationship with Sprint PCS and on our travel revenue from subscribers roaming in iPCS markets may be materially adverse to us.

        Certain provisions of our Sprint PCS agreements may diminish the value of our securities and restrict the sale of our business

        In certain specified circumstances, including in the event of our bankruptcy, Sprint may purchase our operating assets or capital stock at a discount. In addition, any change of control of our ownership, any assignment of our management agreement with Sprint PCS and any acquisition by us of another PCS affiliate of Sprint is subject to Sprint's approval. Sprint has a right of first refusal if we decide to sell our operating assets to a third party. We also are subject to a number of restrictions on the transfer of our business, including a prohibition on the sale of UbiquiTel or our operating assets to competitors of Sprint. These restrictions and other restrictions contained in our management agreement with Sprint PCS could adversely affect the value of our securities, may limit our ability to sell our business, may reduce the value a buyer would be willing to pay for our business and may operate to reduce our "entire business value," as defined in our management agreement with Sprint PCS.

        We may have difficulty in obtaining an adequate supply of certain handsets from Sprint PCS, which could adversely affect our results of operations

        We depend on our relationship with Sprint PCS to obtain handsets at a competitive cost. Sprint PCS orders handsets from various manufacturers. We could have difficulty obtaining specific types of handsets at a competitive cost and in a timely manner if:

  •
  Sprint PCS does not adequately project the needs for handsets for its own markets, the PCS affiliates of Sprint and its other third party distribution channels, particularly during a transition to new technologies, such as 3G;

  •
  we do not adequately project our need for handsets;

  •
  Sprint PCS modifies its handset logistics and delivery plan in a manner that restricts or delays our access to handsets; or

  •
  there is an adverse development in the relationship between Sprint and its suppliers or vendors.

        The occurrence of any of the foregoing could disrupt customer service and/or result in a decrease in our subscribers and projected subscribed additions, which could adversely affect our results of operations.

        We rely on the use of the Sprint PCS brand name and logo to market our services, and a loss of use of this brand and logo or a decrease in the attractiveness of this brand and logo to potential customers would significantly impair our ability to market our products

        The Sprint PCS brand and logo is highly recognizable. If we lose our rights to use the Sprint PCS brand and logo under our trademark and service mark license agreements, we would lose the advantages associated with marketing efforts conducted by Sprint PCS. If we lose the rights to use this brand and logo or the value of the brand and logo decreases, customers may not recognize our brand readily and we may have to spend significantly more money on advertising to create brand recognition.

Risks Particular to Our Industry

        Significant competition in the wireless communications services industry may result in our competitors offering new or better products and services or lower prices, which could prevent us from attaining operating profitability

        Competition in the wireless telecommunications industry is intense. We anticipate that competition will cause prices for wireless products and services to decline in the future and the cost to acquire new customers to remain high. Our ability to compete will depend, in part, on our ability to anticipate and respond to various competitive factors affecting the telecommunications industry.

        Our dependence on Sprint PCS to develop competitive products and services and the requirement that we obtain Sprint's consent to sell non-Sprint PCS approved equipment may limit our ability to keep pace with our competitors on the introduction of new local pricing plans and products, services and equipment. Most of our competitors are larger than us, possess greater resources and more extensive coverage areas, and may market other services, such as landline telephone service, cable television and Internet access, with their wireless communications services. Furthermore, there has been a recent trend in the wireless communications industry towards consolidation of wireless service providers through joint ventures, reorganizations and acquisitions. We expect this consolidation to lead to larger competitors over time and reduced price competition. We may be unable to compete successfully with larger companies that have substantially greater resources or that offer more services than we do. In addition, we may be at a competitive disadvantage because we may be more highly leveraged than some of our competitors.

        Market saturation could limit or decrease our rate of new subscriber additions

        Intense competition in the wireless communications industry could cause prices for wireless products and services to continue to decline. If prices drop, then our rate of net subscriber additions will take on greater significance in improving our financial condition and results of operations. However, as our and our competitors' penetration rates in our markets increase over time, our rate of adding net subscribers could decrease. If this decrease were to happen it could materially adversely affect our liquidity, financial condition and results of operations.

        We are a consumer business and a recession in the United States involving significantly lowered consumer and business spending could negatively affect our results of operations

        Our primary customer base is individual consumers. In the event that the economic downturn that the United States has been experiencing becomes more pronounced or continues and spending by individual consumers drops significantly, our business may be negatively affected.

        There is also uncertainty as to the extent of customer demand as well as the extent to which airtime and monthly recurring charges may continue to decline. As a result, our future prospects remain uncertain.

        Alternative technologies and current uncertainties in the wireless market may reduce demand for PCS

        The wireless communications industry is experiencing significant technological change, as evidenced by the increasing pace of digital upgrades in existing analog wireless systems, evolving industry standards, ongoing improvements in the capacity and quality of digital technology, shorter development cycles for new products and enhancements and changes in end-user requirements and preferences. Technological advances and industry changes could cause the technology used on our network to become obsolete. Sprint PCS may not be able to respond to such changes and implement new technology on a timely basis, or at an acceptable cost.

        If Sprint PCS is unable to keep pace with these technological changes or changes in the wireless communications market based on the effects of consolidation or from the uncertainty of future government regulation, the technology used on our network or our business strategy may become obsolete. In addition, wireless carriers have been implementing an upgrade known as "third generation," or "3G," technology throughout the industry. The 3G technology promises high-speed, always-on Internet connectivity and high quality video and audio. To take advantage of these enhanced 3G features, subscribers will need to purchase a 3G-capable handset. We cannot assure you that Sprint PCS' and our implementation of 1XRTT or 3G technology will be successful or on a cost-effective basis.

        Regulation by government agencies and taxing authorities may increase our costs of providing service or require us to change our services, either of which could impair our financial performance

        Our operations and those of Sprint PCS may be subject to varying degrees of regulation by the Federal Communications Commission, the Federal Trade Commission, the Federal Aviation Administration, the Environmental Protection Agency, the Occupational Safety and Health Administration and state and local regulatory agencies and legislative bodies. Adverse decisions or regulation by these regulatory bodies would negatively impact our operations and our costs of doing business. For example, changes in tax laws or the interpretation of existing tax laws by state and local authorities could subject us to increased income, sales, gross receipts or other tax costs or require us to alter the structure of our relationship with Sprint.

        Use of hand-held phones may pose health risks, which could result in the reduced use of wireless services or liability for personal injury claims

        Media reports have suggested that certain radio frequency emissions from wireless handsets may be linked to various health problems, including cancer, and may interfere with various electronic medical devices, including hearing aids and pacemakers. Concerns over radio frequency emissions may discourage use of wireless handsets or expose us to potential litigation. Any resulting decrease in demand for wireless services, or costs of litigation and damage awards, could impair our ability to achieve and sustain profitability.

        Regulation by government or potential litigation relating to the use of wireless phones while driving could adversely affect our results of operations

        Some studies have indicated that some aspects of using wireless phones while driving may impair drivers' attention in certain circumstances, making accidents more likely. These concerns could lead to potential litigation relating to accidents, deaths or serious bodily injuries. A number of U.S. state and local governments are considering or have recently enacted legislation that would restrict or prohibit the use of a wireless handset while driving a vehicle or, alternatively, require the use of a hands-free telephone. Litigation and new restrictions or government regulations that restrict or prohibit wireless phone use could have a material adverse effect on our results of operations.

        Our business is seasonal and worse than expected fourth quarter results may cause the price of our securities to drop and significantly reduce our overall results of operations

        The wireless industry is heavily dependent on fourth quarter results. Among other things, the industry relies on significantly higher customer additions and handset sales in the fourth quarter as compared to the other three calendar quarters. The price of our securities may drop and our overall results of operations could be significantly reduced if we have a worse than expected fourth quarter for any reason, including the following:

  •
  our inability to match or beat pricing plans offered by competitors;

  •
  the failure to adequately promote Sprint PCS' products, services and pricing plans;

  •
  our inability to obtain an adequate supply or selection of handsets;

  •
  a downturn in the economy of some or all of our markets; or

  •
  a poor holiday shopping season.

USE OF PROCEEDS

        We will not receive any proceeds from the sale of the affiliate selling noteholders' notes.

DESCRIPTION OF OUR OTHER INDEBTEDNESS

        In addition to the registered notes offered under this prospectus and the registered notes issuable in the exchange offer, which notes are described in this prospectus under "Description of the Registered Notes," we have the following other indebtedness:

Senior Secured Credit Facility

        On March 31, 2000, we entered into a $250.0 million senior secured credit facility with Paribas, as administrative agent, and certain banks and other financial institutions as parties thereto, which was guaranteed by UbiquiTel Parent and our subsidiaries except for UbiquiTel Leasing Company. The credit facility consisted of a revolving loan of up to $55.0 million, a term loan A of $120.0 million and a term loan B of $75.0 million. Our obligations under the credit agreement are secured by all of our assets.

        On March 1, 2001, we and Paribas and the other lenders under the senior secured credit facility entered into an amendment and consent to the credit agreement, whereby the lenders increased the $250.0 million credit facility by $50.0 million to $300.0 million, and approved our acquisition of VIA Wireless, including our subordinated bridge financing of up to $25.0 million to VIA Wireless pending the closing of the transaction. The additional borrowing increased the term loan B to $125.0 million. We fully drew down the term loans according to a mandatory draw down schedule during the years ended December 31, 2002, 2001 and 2000. In conjunction with the closing in March 2000, the increase of this facility in March 2001, an amendment executed in July 2002 and an amendment executed in February 2003, we incurred financing fees of approximately $11.6 million which are being amortized over the term of the facility.

        The revolving loan and term loan A will mature in October 2007 and the term loan B will mature in October 2008. The term loans A and B are required to be repaid beginning in June 2004 in fourteen and eighteen consecutive quarterly installments, respectively. The amount of each of the quarterly consecutive installments increases incrementally in accordance with the credit facility agreement. The amount that can be borrowed and outstanding under the revolving loan reduces in seven quarterly reductions of approximately $6.9 million beginning in December 2005 and a final reduction of approximately $1.9 million in September 2007. Effective March 1, 2003, we can voluntarily prepay the term loans without a prepayment premium.

        We may borrow funds as either a base rate loan with an interest rate of prime plus 2.00% for the revolving loan and term loan A and prime plus 2.50% for term loan B or a Eurodollar Loan with an interest rate of the London interbank offered rate, commonly referred to as LIBOR, plus 3.25% for the revolving loan and term loan A and plus 4.25% for term loan B. In addition, an unused credit facility fee of 0.75% will be charged quarterly on the average unused portion of the facility.

        Amounts drawn down in 2001 and 2000 under the term loans A and B were funded into an escrow account that was controlled by the lenders and could not be released until specified conditions had been satisfied, including, among others, that we had used all of the proceeds from the sale of our senior subordinated notes in April 2000 and from UbiquiTel Parent's initial public offering of its common stock in June 2000 to pay fees and expenses in connection with those offerings, to fund the build-out of our PCS network and for other general corporate and working capital purposes. We drew down from the escrow account approximately $150.0 million in August 2001 and the final $35.0 million in October 2001.

        On July 17, 2002, we entered into a further amendment to our senior secured credit facility. The amendment primarily adjusted certain financial covenants, provided for new financial covenants regarding minimum cash balances and minimum consolidated EBITDA (each as defined in the credit facility), and imposed additional conditions on the availability of drawings under the revolving line of credit. Beginning with the three months ended September 30, 2002, we must meet the following financial and operating covenants: minimum levels for subscribers, revenues, cash balances and network coverage, and maximum capital spending limits; and also must achieve financial ratios including total debt to adjusted EBITDA and senior debt to adjusted EBITDA (each as defined in the credit facility). Beginning with the three months ending June 30, 2004, we also must achieve minimum EBITDA and meet additional financial ratios including interest coverage to EBITDA, total debt to EBITDA and senior debt to EBITDA (each as defined in the credit facility), among other restrictions. Beginning with the three months ending March 31, 2006, we also must maintain a fixed charge coverage ratio (as defined in the credit facility). As of December 31, 2002 and March 31, 2003, respectively, we were in compliance with all financial and operational covenants associated with our senior secured credit facility.

        On February 26, 2003, we consummated the private placement exchange offer of $48.2 million aggregate principal amount of our new 14% senior discount notes due May 15, 2010 and $9.6 million in cash for $192.7 million aggregate principal amount of our outstanding 14% senior subordinated discount notes due April 10, 2010 which reduced our long-term debt outstanding. In conjunction with the exchange offer, we also amended our senior secured credit facility, making a $15.0 million partial prepayment against our outstanding $245.0 million principal balance of term loans and permanently reducing our unused $55.0 million revolving line of credit to $50.0 million.

14% Senior Subordinated Discount Notes due April 15, 2010

        As of May 20, 2003, we have outstanding $100,400,000 aggregate principal amount of our 14% senior subordinated discount notes due April 15, 2010. The outstanding 14% senior subordinated discount notes due April 15, 2010 were issued in a private placement completed in April 2000, and were registered with the SEC in August 2000.

        These notes were issued at a discount, have a ten-year maturity and will accrete in value until April 15, 2005 at an interest rate of 14%. Interest will become payable semiannually beginning on October 15, 2005. These notes are redeemable and are governed by an indenture substantially the same as the indenture governing our 14% senior discount notes due May 15, 2010, except that the indenture for these notes does not include, among other things, a "basket" permitting up to $10 million of restricted payments. The 14% senior subordinated discount notes due April 15, 2010 have substantially the same terms as our 14% senior discount notes due May 15, 2010, except that they rank junior to and mature one month earlier than the 14% senior discount notes due May 15, 2010 and they are also subject to the blocking rights of our senior lenders in the event of default with respect to the debt under our senior secured credit facility, unlike our 14% senior discount notes due May 15, 2010. UbiquiTel Parent guarantees these notes, and all of our future restricted subsidiaries, if any, will guarantee these notes.

Series B Senior Discount Notes Due 2008

        We have outstanding $14,514,567 aggregate principal amount of Series B senior discount notes due 2008 which were issued in a series of private placements pursuant to a note purchase agreement we entered into with accredited investors on February 14, 2003 in order to raise cash to primarily fund the cash portion of our debt-for-debt exchange offer. Under the note purchase agreement, three of UbiquiTel Parent's directors, Bruce E. Toll, Peter Lucas and Joseph N. Walter, or their affiliates, and nine other accredited investors purchased from us $14,514,567 aggregate principal amount of our Series B senior discount notes due 2008 and detachable warrants to purchase up to 10,913,607 shares of UbiquiTel Parent's common stock at an exercise price of $0.01 per share, for aggregate consideration of $10,913,607.

        The Series B senior discount notes rank pari passu in right of payment to our 14% senior discount notes due May 15, 2010 and guarantees thereof and senior to our 14% senior subordinated discount notes due April 15, 2010 and guarantees thereof and contain customary covenants and terms. UbiquiTel Parent guarantees these notes, and all of our future restricted subsidiaries, if any, will also guarantee these notes.

        As of March 31, 2003, we were in compliance with all financial and operational covenants associated with our 14% senior subordinated discount notes, 14% senior discount notes and Series B senior discount notes.

AFFILIATE SELLING NOTEHOLDERS

        This prospectus covers the resale of our 14% senior discount notes due 2010 held by the affiliate selling noteholders named below in the table. The following table provides information regarding the total ownership of the notes by the affiliate selling noteholders as of the date of this prospectus and as adjusted to reflect the sale of all of the notes. Our registration of their notes does not necessarily mean that the affiliate selling noteholders will sell all of them. Except as described in the table below, none of the affiliate selling noteholders have had any position, office or other material relationship with us within the past three years. As a condition to the sale of the 14% senior discount notes in the debt-for-debt private exchange on February 26, 2003, we entered into a registration rights agreement whereby we agreed to file a shelf registration statement of which this prospectus forms a part covering resales of 14% senior discount notes held by the affiliate selling noteholders and any other holder who is not eligible to participate in our registered exchange offer for which a registration statement has been filed with the Securities and Exchange Commission. Under the registration rights agreement, we also agreed to pay substantially all of the expenses incidental to the registration of the notes, including all costs incidental to the offering and sale of the notes by the affiliate selling noteholders to the public other than any brokerage fees, selling commissions or underwriting discounts. We further agreed to keep the registration statement of which this prospectus is a part effective until the earlier of February 26, 2005 or such time as all of these affiliate selling noteholders have completed the sale or distribution of their notes. If the registration statement of which this prospectus forms a part ceases to be effective or usable (subject to certain exceptions) in connection with resales of the notes in accordance with and during the periods specified in the registration rights agreement without being succeeded within five business days by any additional registration statement or post-effective amendment covering the notes which has been filed and declared effective within seven business days after such filing then additional interest will accrue on the principal amount of the notes from and including the date on which any such registration default shall occur to but excluding the date on which all registration defaults have been cured. Additional interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of any such registration default and shall increase by 0.25% per annum at the end of each subsequent 90-day period until all such registration defaults have been cured, but in no event will such rate exceed 0.50%. As of the date of this prospectus, there were outstanding $48,180,000 aggregate principal amount of our 14% senior discount notes.

	Principal Amount of Notes Held Prior to the Offering			Note Ownership After the Offering
Name			Principal Amount of Notes Offered(1)
	Amount	Percentage		Amount	Percentage
Bruce E. Toll(1)	$3,750,000	7.7%	$3,750,000	—	—
BRU Holding Co., LLC(2)	$4,000,000	8.3%	$4,000,000	—	—
Lancaster Investment Partners, L.P.(3)	$1,250,000	2.6%	$1,250,000	—	—
CBT Wireless Investments, L.L.C.(4)	$750,000	1.6%	$750,000	—	—
Chardonnay Partners, L.P.(5)	$250,000	*	$250,000	—	—

*
Less than 1%.

(1)
Mr. Bruce E. Toll is a director of UbiquiTel Parent and owns through his affiliate BRU Holding Co., LLC more than 5% of the outstanding common stock of UbiquiTel Parent. The address of Mr. Toll is 3103 Philmont Avenue, Huntingdon Valley, Pennsylvania 19006.

(2)
BRU Holding Co., LLC is a Delaware limited liability company and controlled by Mr. Bruce E. Toll, a director of UbiquiTel Parent and an owner of more than 5% of its outstanding common stock. Mr. Toll is the sole member of BRU Holding Co., LLC and has investment power over the notes. The address of BRU Holding Co., LLC is 3103 Philmont Avenue, Huntingdon Valley, Pennsylvania 19006.

(3)
Lancaster Investment Partners, L.P. is a Pennsylvania limited partnership. Robert A. Berlacher, one of UbiquiTel Parent's directors, is President of LIP Advisors, Inc., the general partner of Lancaster Investment Partners, L.P., and has investment power over the notes. The address of Lancaster Investment Partners, L.P. is 1150 First Avenue, Suite 600, King of Prussia, Pennsylvania 19406.

(4)
CBT Wireless Investments, L.L.C. is a Washington limited liability company and controlled by Mr. Peter Lucas, a director of UbiquiTel Parent. Mr. Lucas serves as the general manager of CBT Wireless Investments, L.L.C. and has investment power over the notes. Mr. Lucas served as the Interim Chief Financial Officer of UbiquiTel Parent from its inception until July 2001, except for a two-month period during late 2000. The address of CBT Wireless Investments, L.L.C. is 1733 H Street, #330-141, Blaine, Washington 98230.

(5)
Chardonnay Partners, L.P. is a Pennsylvania limited partnership. Robert A. Berlacher, one of UbiquiTel Parent's directors, is the controlling member of RAB Investment Company, LLC, the general partner of Chardonnay Partners, L.P., and has investment power over the notes. The address of Chardonnay Partners, L.P. is 1150 First Avenue, Suite 600, King of Prussia, Pennsylvania 19406.

DESCRIPTION OF THE REGISTERED NOTES

        We issued the registered notes under the indenture dated as of February 26, 2003 among us, the guarantor named therein, and The Bank of New York, as trustee.

        You can find the definitions of many of the terms used in this description under the section "—Certain Definitions." In this description, the words "we", "our" or "us" refer only to UbiquiTel Operating Company and not to any of its subsidiaries.

        All of our 14% senior discount notes issued under the indenture, including the registered notes offered under this prospectus and the registered notes issuable in the exchange offer, will be treated as a single class of debt securities under the indenture. All of our 14% senior discount notes issued under the indenture are collectively referred to as the "notes" in this summary description. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the

Trust Indenture Act of 1939, as amended. The indenture will be qualified as an indenture under the Trust Indenture Act.

        The following is not a complete description of the notes or the indenture, and is qualified in its entirety by reference to all of the provisions of the notes and the indenture. We urge you to read the indenture because it defines your rights as a holder of the notes. We have filed a copy of the indenture as an exhibit to the registration statement which includes this prospectus.

Principal, Maturity and Interest

        We issued $48,180,000 aggregate principal amount of the notes in denominations and integral multiples of $1,000, maturing on May 15, 2010. The notes will mature on May 15, 2010.

        The outstanding notes were issued at a discount and did not generate gross proceeds to us but will result in a reduction of our outstanding debt of approximately $146.7 million aggregate principal amount ($113.8 million aggregate accreted value) and will reduce cash interest requirements by approximately $9.7 million in 2005 and approximately $19.3 million beginning in 2006, providing cumulative savings of approximately $243.0 million.

        The notes will accrete in value until April 15, 2005 at a rate of 14%, compounded semi-annually. Cash interest on the notes will become payable on April 15, 2005. Beginning on that date, interest will accrue at a rate of 14% per annum, payable in cash semiannually in arrears on April 15 and October 15 of each year, commencing on October 15, 2005, to the persons in whose names the notes are registered at the close of business on the preceding April 1 or October 1, respectively. Interest will be computed on a basis of a 360-day year consisting of twelve 30-day months.

Methods of Receiving Payments on the Notes

        If a registered holder of notes has given wire transfer instructions to us, we will make all principal and interest payments on the notes in accordance with those instructions. We will make all other payments on the notes at the office or agency of the paying agent and registrar within the City and State of New York unless we decide to pay interest by mailing checks to the registered holders.

Paying Agent and Registrar for the Notes

        We must appoint a paying agent to which the notes may be presented for payment, and a registrar where notes may be presented for transfer or exchange. The trustee will initially act as paying agent and registrar. We may change the paying agent or registrar without prior notice to the holders, and we or any of our subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and we may require a holder to pay any taxes and fees required by law or permitted by the indenture. We are not required to transfer or exchange any note that has been selected for redemption. Also, we are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

        The registered holder of a note will be treated as the owner of it for all purposes.

Guarantees

        UbiquiTel Parent is a guarantor of the notes, and all of our future domestic Restricted Subsidiaries, if any, will be guarantors of the notes. UbiquiTel Operating Company's sole subsidiary

UbiquiTel Leasing Company is not a guarantor of the notes. UbiquiTel Leasing Company is a wholly-owned limited purpose subsidiary formed on March 17, 2000 solely for the purpose of holding site and tower leases. In the event that UbiquiTel Leasing Company amends its certificate of incorporation to change the nature and purpose of its business, or if UbiquiTel Leasing Company becomes a guarantor under the Credit Facilities, it will become a guarantor of the notes.

        The guarantor will be liable for the entire amount due under the notes and the indenture. The obligations of the future restricted guarantor will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors—The guarantees of the registered notes could be held unenforceable or enforceable only to a limited extent under applicable federal and state laws."

        A guarantor (other than UbiquiTel Parent) may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into another person, other than us or another guarantor, unless:

  •
  immediately after giving effect to that transaction, no default exists; and

        either:

  •
  the acquiring person assumes all the obligations of the guarantor to registered note holders; or

  •
  the net proceeds of the transactions are applied in accordance with the asset sale provisions of the indenture that are described below.

        A guarantee, other than the guarantee of UbiquiTel Parent, will be released:

  •
  in connection with any sale of all of the Capital Stock of a guarantor (including the guarantee of any wholly-owned subsidiary of such guarantor) to a person (including by way of merger or consolidation) that is not (either before or after giving effect to such transaction) a subsidiary of us, if the net proceeds of that transaction are applied (or we certify in an officer's certificate delivered to the trustee that such net proceeds will be applied within the time period specified) in accordance with the asset sale provisions of the indenture; or

  •
  if we properly designate any Restricted Subsidiary that is a guarantor as an Unrestricted Subsidiary.

Ranking

        The Notes

        The notes:

  •
  are our senior unsecured obligations;

  •
  are senior in right of payment to our senior subordinated discount notes and other future subordinated debt;

  •
  rank pari passu in right of payment to all of our and our guarantors' future senior unsecured Indebtedness; and

  •
  are effectively subordinated to our secured Indebtedness, as to the collateral securing that Indebtedness. As of February 26, 2003, there was approximately $230 million of secured debt, secured by substantially all of our assets.

        The Guarantees

        The Guarantees:

  •
  are senior in right of payment to the subordinated Indebtedness of the guarantors, including the guarantees of our senior subordinated discount notes;

  •
  are equal in right of payment with any future senior unsecured Indebtedness of the guarantors; and

  •
  are effectively subordinated to the guarantors' secured Indebtedness, as to the collateral securing that Indebtedness.

        Holders of senior indebtedness will, to the extent of the collateral securing such senior indebtedness, be entitled to receive payment in full of all obligations due them before the holders of notes will be entitled to receive any payment on the notes or the guarantees, including, without limitation, principal, premium (if any), interest and liquidated damages (if any) payable pursuant to the terms of the notes (including upon acceleration or redemption thereof):

  •
  in a liquidation or dissolution proceeding;

  •
  in a bankruptcy, reorganization, insolvency, receivership or similar proceeding;

  •
  in an assignment for the benefit of creditors; or

  •
  in any other marshalling of assets and liabilities.

Optional Redemption

        On or after April 15, 2005, we may redeem all or a part of the notes by giving notice between 30 and 60 days before the redemption. The redemption price will be the amount shown in the table.

Year Beginning	Redemption Price per $1,000 of Principal Amount
April 15, 2005	$1,070.00
April 15, 2006	1,046.67
April 15, 2007	1,023.33
April 15, 2008 and thereafter	1,000.00

        Notwithstanding the foregoing, our Credit Facilities currently prohibit us from redeeming the notes.

No Mandatory Redemption or Sinking Fund Payments

        We are not required to make mandatory redemption or sinking fund payments on the notes.

Selection and Notice

        If we redeem less than all of the notes, the trustee will select notes for redemption as follows:

  •
  if the notes are listed, in compliance with the requirements of the principal national securities exchange on which they are then listed, or

  •
  if the notes are not listed, on a pro rata basis, by lot or any other method the trustee considers fair and appropriate.

        We must pay the redemption price on the redemption date that we choose. On that date, interest and accretion will stop accruing on notes called for redemption.

Repurchase at the Option of Holders

        Repurchase if a Change of Control Occurs

        Within 30 days following any change of control, we must mail a notice to each holder of notes describing the change of control and offering to repurchase notes on a specified date within 30 to 60 days after we mail that notice, or such later date as is necessary to comply with the requirements under the Securities Exchange Act of 1934, as amended, or of any national securities exchange on which the notes are then listed. The repurchase price will be:

  •
  $1,010 per $1,000 of Accreted Value of the notes, if the repurchase occurs before April 15, 2005, or

  •
  $1,010 per $1,000 of principal amount of the notes, plus any accrued interest we may owe, if the purchase occurs on or after April 15, 2005.

        In repurchasing notes, we will comply with applicable securities laws and regulations even if they conflict with the indenture. That compliance will be deemed not to be a default under any conflicting provisions of the indenture. We will not be required to repurchase notes if:

  •
  the law does not permit us to purchase them; or

  •
  they have not been properly tendered by the repurchase date.

        Within 90 days following a change of control, we must either repay all of our senior indebtedness or obtain consents from the holders of senior indebtedness permitting us to repurchase the notes. We must publicly announce the results of the change of control repurchase offer as soon as possible after the repurchase occurs.

        Except for these change of control provisions, we are not required to repurchase notes if an acquisition, restructuring, recapitalization, merger or similar transaction occurs that does not constitute a change of control under the indenture.

        We will not be required to make a change of control offer if a third party makes and consummates the offer on the same terms required of us.

        A change of control will occur if:

  •
  we sell substantially all of our and our Restricted Subsidiaries' assets;

  •
  we adopt a plan for our liquidation or dissolution;

  •
  any person or group of persons, other than Principals or any of their Affiliates, become the beneficial owner of more than 50% of the voting power of our stock; or

  •
  a majority of our board of directors no longer consists of continuing directors, which are directors who were serving on the Closing Date, or who were nominated to serve as a director by a majority of the continuing directors at the time.

        Repurchase if Asset Sales Occur

        We will not permit any sales of our assets or assets of any of our Restricted Subsidiaries unless:

  •
  we or the Restricted Subsidiary receives consideration at the time of the asset sale at least equal to the fair market value of the assets or Equity Interests issued or sold, as determined by our board of directors and certified to the trustee by one of our officers, and

  •
  at least 75% of the consideration is cash or Cash Equivalents. For purposes of this provision, the following are considered to be cash:

  •
  any liabilities of us or any Restricted Subsidiary that are assumed by the transferee by an agreement that releases us or the Restricted Subsidiary from further liability other than contingent liabilities and liabilities that are subordinate to the notes, and

  •
  cash that we or our Restricted Subsidiary receives from converting into cash any securities, notes or other obligations that we or our Restricted Subsidiary receives from the asset sale within 30 days after receipt.

        An asset sale is:

  •
  the sale of Equity Interests in any of our subsidiaries, except a sale to us or any Wholly-Owned Restricted Subsidiary; and

  •
  a sale, lease or other transfer of any assets except the following:

  •
  the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business,

  •
  dispositions of cash or cash equivalents,

  •
  transactions involving assets that have a fair market value of less than $1.0 million,

  •
  transfers of assets to us or any Wholly-Owned Restricted Subsidiary, and

  •
  Restricted Payments and Permitted Investments that are permitted under the restricted payment covenant that we describe below.

        Within 360 days after we receive net proceeds from an asset sale, we may apply them as follows:

  •
  to repay unsubordinated Indebtedness and, if the unsubordinated Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce the amount the lenders have committed to lend us;

  •
  to acquire all or substantially all of the assets of, or a majority of the voting stock of, a Permitted Business, provided, that in the event of the acquisition of at least a majority of the voting stock of a Permitted Business, such Permitted Business becomes a Restricted Subsidiary of us;

  •
  to make a capital expenditure that is useful or to be used in a Permitted Business; or

  •
  to acquire other long-term assets to be used in a Permitted Business.

        Pending our use of net proceeds for these purposes, we may temporarily reduce revolving credit borrowings or otherwise invest them in any manner that is permitted by the indenture.

        Any net proceeds from asset sales that we do not apply or invest as provided above will be excess proceeds. When the amount of excess proceeds is greater than $10.0 million, we will make an offer to all holders of notes to purchase or redeem the maximum amount of notes that may be purchased with the excess proceeds. The offer price will be the Accreted Value of the notes, if the repurchase occurs before April 15, 2005, or the principal amount of the notes, plus any accrued interest we may owe, if the repurchase occurs on or after April 15, 2005.

        If any excess proceeds remain after consummation of the offer, we may use them for any purpose permitted by the indenture. We are required to include in the offer the holders of any Indebtedness that ranks equally with the notes and contains similar provisions about excess proceeds. In that case, the trustee under the indenture will select on a pro rata basis the notes and other Indebtedness to be purchased. Upon completion of each offer, the amount of excess proceeds will be reset at zero. In making these offers, we will comply with applicable securities laws and regulations even if they conflict with the indenture. That compliance will be deemed not to be a default under any conflicting provisions of the indenture.

        Our Credit Facilities prohibit us from purchasing notes, and also provide that certain change of control or asset sale events would constitute a default. Our future agreements relating to senior indebtedness may contain similar restrictions and provisions. If a change of control or asset sale occurs at a time when we are prohibited from purchasing notes, we could ask the senior lenders to allow us to purchase notes, or we could attempt to refinance the borrowings that contain the prohibition. If we do not succeed we will remain prohibited from purchasing notes. In that case, our failure to purchase tendered notes would constitute an event of default under the indenture which would, in turn, constitute a default under our other indebtedness.

Selected Covenants

        Limitation on Restricted Payments

        Effective April 15, 2003, we cannot, directly or indirectly, make any Restricted Payment, and will not permit any Restricted Subsidiary to make any Restricted Payment, unless, at the time thereof, and after giving effect thereto,

  (a)
  no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

  (b)
  we would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable period, have been permitted to incur at least $1.00 of additional Indebtedness, other than Permitted Indebtedness, pursuant to clause (a) or (b) of the first paragraph of the covenant described below under the caption "—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock"; and

  (c)
  after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount of all Restricted Payments made on or after the Closing Date shall not exceed

  (i)
  the amount of (x) 100% of our Operating Cash Flow after April 15, 2003 through the end of the latest full fiscal quarter for which consolidated financial statements of us are available preceding the date of such Restricted Payment, treated as a single accounting period, less (y) 150% of the cumulative Consolidated Interest Expense of us after April 15, 2003 through the end of the latest full fiscal quarter for which consolidated financial statements of us are available preceding the date of such Restricted Payment, treated as a single accounting period, plus

  (ii)
  100% of the aggregate net cash proceeds received by us after the Closing Date as a contribution to our common equity capital or from the issuance or sale of our Equity Interests, other than Disqualified Stock, or from the issuance or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of us that have been converted into or exchanged for such Equity Interests, other than Equity Interests, Disqualified Stock or debt securities sold to a subsidiary of us, plus

  (iii)
  the aggregate net cash proceeds received by us or any Restricted Subsidiary from the sale, disposition or repayment, other than to us or a Restricted Subsidiary, of any Restricted Investment made after the Closing Date in an amount equal to the lesser of (x) the return of capital with respect to such Investment and (y) the initial amount of such Investment, in either case, less the cost of disposition of such Investment.

        So long as no Default or Event of Default shall have occurred and be continuing or would be caused thereby, the foregoing limitations do not prevent us from:

          (1)   paying a dividend on our Equity Interests within 60 days after the declaration thereof if, on the date when the dividend was declared, we could have paid such dividend in accordance with the provisions of the indenture;

          (2)   repurchasing our Equity Interests, from our former employees, consultants or directors or any of our subsidiaries for consideration not to exceed $1.0 million in the aggregate in any fiscal year and any unused portion in any twelve month period may be carried forward to one or more future periods; provided that the aggregate amount of all such repurchases made pursuant to this clause (2) does not exceed $5.0 million in the aggregate;

          (3)   the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the notes in exchange for, or with the net cash proceeds of a sale of (other than to one of our subsidiaries):

      (a)
      our Equity Interests, other than Disqualified Stock, or

      (b)
      Indebtedness that is at least as subordinated in right of payment to the notes as the Indebtedness being purchased; or

      (c)
      up to $15.1 million principal amount of Series B Notes and guarantees thereof and up to $56.25 million principal amount of the notes and guarantees thereof;

          (4)   the repurchase, redemption or other acquisition of our Equity Interests, or out of the proceeds of a capital contribution or a substantially concurrent offering of, our Equity Interests, other than Disqualified Stock;

          (5)   the payment of any dividend or distribution by one of our Wholly-Owned Restricted Subsidiaries to the holders of its common Equity Interests on a pro rata basis;

          (6)   so long as UbiquiTel Parent holds all of our outstanding Capital Stock, the payment of dividends or the making of loans or advances to UbiquiTel Parent not to exceed $500,000 in any fiscal year, for the purposes of paying franchise taxes or other expenses of UbiquiTel Parent;

          (7)   making Investments in any Person, provided that the fair market value thereof, measured on the date each such Investment was made or returned, as applicable, when taken together with all other Investments made pursuant to this clause (7), does not exceed the sum of $25.0 million, plus the aggregate amount of the net reduction in Investments in any Person made pursuant to this clause (7) on and after the Issue Date resulting from dividends, repayments of loans or other transfers of property, in each case to us or any Wholly-Owned Restricted Subsidiary from such Person, except to the extent that any such net reduction amount is included in the amount calculated pursuant to clause (c) of the preceding paragraph or any other clause of this paragraph; provided, however, that at the time of such Investment, no Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that such Investment shall be included in the calculation of the amount of Restricted Payments made after the Closing Date pursuant to clause (c) of the preceding paragraph; and

          (8)   making other Restricted Payments, provided that the fair market value thereof, together with all other Restricted Payments made pursuant to this clause (8), does not exceed $10.0 million.

        In addition, if any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (c) of the second preceding paragraph to the extent such Investments would otherwise be so counted.

        For purposes of clause (3) above, the net proceeds received by us from the issuance or sale of our Equity Interests either upon the conversion of, or exchange for, Indebtedness of us or any Restricted Subsidiary shall be deemed to be an amount equal to (a) the sum of (1) the principal amount or Accreted Value, whichever is less, of such Indebtedness on the date of such conversion or exchange and (2) the additional cash consideration, if any, received by us upon such conversion or exchange, less any payment on account of fractional shares, minus (b) all expenses incurred in connection with such issuance or sale. In addition, for purposes of clause (3) and (4) above, the net proceeds received by us from the issuance or sale of our Capital Stock upon the exercise of any options or warrants of us or any Restricted Subsidiary shall be deemed to be an amount equal to (a) the additional cash consideration, if any, received by us upon such exercise, minus (b) all expenses incurred in connection with such issuance or sale.

        For purposes of this "Limitation on Restricted Payments" covenant, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the fair market value of the non-cash portion of such Restricted Payment, as determined by our board of directors, whose good faith determination shall be conclusive and evidenced by a board resolution and, in the case of fair market value of such non-cash portion in excess of $5.0 million, accompanied by an opinion of an accounting, appraisal or investment banking firm of national standing. Not later than the date of making any Restricted Payment, we shall deliver to the trustee an officers' certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Limitation on Restricted Payments" covenant were computed, together with a copy of any board resolution, fairness opinion or appraisal required by the indenture.

        The amount of any Investment outstanding at any time shall be deemed to be equal to the amount of such Investment on the date made, less the return of capital, repayment of loans and return on capital, including interest and dividends, in each case, received by us or one of our Restricted Subsidiaries in cash, up to the amount of such Investment on the date made.

        Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock

        We cannot, and shall not permit any Restricted Subsidiary to, incur any Indebtedness, including Acquired Debt, and we cannot issue any Disqualified Stock and will not permit any of our Restricted Subsidiaries to issue any shares of Preferred Stock, unless immediately after giving effect to the incurrence of such Indebtedness, including Acquired Debt, or the issuance of such Disqualified Stock or Preferred Stock and the receipt and application of the net proceeds therefrom, including, without limitation, the application or use of the net proceeds therefrom to repay indebtedness or make any Restricted Payment, (a) the Consolidated Debt to Annualized Operating Cash Flow Ratio would be (1) less than 7.0 to 1.0, if prior to April 15, 2005 and (2) less than 6.0 to 1.0, if on or after April 15, 2005 or (b) in the case of any incurrence of Indebtedness prior to April 15, 2005 only, Consolidated Debt would be equal to or less than 70% of Total Invested Capital.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Indebtedness"):

          (1)   the incurrence by us and our subsidiaries of Existing Indebtedness;

          (2)   the incurrence by us and the guarantors of Indebtedness represented by up to $56.25 million principal amount of notes and the guarantees thereof in the offer and up to $15.1 million principal amount of Series B notes and guarantees thereof;

          (3)   the incurrence by us and any guarantor of Indebtedness under the Credit Facilities; provided that the aggregate principal amount of all Indebtedness of us and the guarantors outstanding under the Credit Facilities at any time outstanding, after giving effect to such incurrence, does not exceed an amount equal to $250 million less the aggregate amount of all net proceeds of asset sales applied by us or any of our subsidiaries since the date of the Indenture to permanently repay Indebtedness under the Credit Facilities pursuant to the covenant described above under the caption "Repurchase at the Option of Holders—Repurchase if Asset Sales Occur";

          (4)   the incurrence by us or any of our Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of leasing or financing all, or any part of the purchase price or cost of construction or improvement of inventory, property, plant or equipment used in our business in an aggregate principal amount not to exceed $5 million at any time outstanding;

          (5)   the incurrence by us or any of our Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness, other than intercompany Indebtedness, that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clauses (1), (2) or (11) of this paragraph;

          (6)   the incurrence by us or any of our Restricted Subsidiaries of intercompany Indebtedness between or among us and any of our Wholly-Owned Restricted Subsidiaries that are guarantors; provided, however, that:

      (a)
      if we or any guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations with respect to the notes, in the case of us, or the guarantee of such guarantor, in the case of a guarantor; and

      (b)
      (1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than us or one of our Wholly-Owned Restricted Subsidiaries and (2) any sale or other transfer of any such Indebtedness to a Person that is not either us or one of our Wholly-Owned Restricted Subsidiaries, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by us or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

          (7)   the incurrence by us or any of our Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding, provided that the notional amount of any such Hedging Obligation does not exceed the amount of Indebtedness to which such Hedging Obligation relates;

          (8)   the guarantee by us or any of the guarantors of Indebtedness of us or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant;

          (9)   the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock;

          (10) the incurrence by us or any of our Restricted Subsidiaries of Indebtedness (a) in respect of bid, performance or advance payment bonds, standby letters of credit and appeal or surety bonds entered into in the ordinary course of business and not in connection with the borrowing of money, or (b) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations incurred in connection with the disposition of any business, assets or Restricted Subsidiary in compliance with the terms of the indenture;

          (11) the incurrence by us or any of our Restricted Subsidiaries of additional Indebtedness (which may, but need not be, incurred in whole or in part under the Credit Facilities) in an aggregate principal amount, or accreted value, as applicable, at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (11), not to exceed $50 million; and

          (12) the incurrence by us of any Indebtedness under any unsecured deferred promissory note payable to Sprint PCS pursuant to the deferral of collected revenues provisions of the Consent and Agreement between Sprint PCS and the lenders under our Credit Facilities.

        For purposes of determining compliance with this "Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (12) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, we will be permitted to classify such item of Indebtedness on the date of its incurrence or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant; provided, that Indebtedness outstanding under the Credit Facilities on the date of the indenture will be deemed to have been incurred on such date in reliance on the exception provided in clause (3) of the definition of Permitted Indebtedness.

        The indenture provides that we and the guarantors will not incur any Indebtedness that pursuant to its terms is subordinate or junior in right of payment to any indebtedness unless such Indebtedness either is pari passu to the notes and the note guarantees or subordinated in right of payment to the notes and the guarantees to the same extent; provided that the foregoing limitation shall not apply to distinctions between categories of indebtedness of us or a guarantor that exist by reason of any Liens or guarantees arising or created in respect of some but not all such indebtedness.

        Liens

        We will not, and will not permit any Restricted Subsidiary to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness that is equal in right of payment with the notes or the applicable guarantee, as the case may be, or is subordinated Indebtedness, upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the indenture and the notes are secured equally and ratably with, or prior to, in the case of subordinated Indebtedness, the obligations so secured until such time as such obligations are no longer secured by such Lien; provided that this restriction will not apply to Permitted Liens.

        Dividend and Other Payment Restrictions Affecting Subsidiaries

        We will not, and will not permit any of our Restricted Subsidiaries, directly or indirectly, to create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1)   pay dividends or make any other distributions on its Capital Stock to us or any of our Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to us or any of our Restricted Subsidiaries;

          (2)   make loans or advances to us or any of our Restricted Subsidiaries; or

          (3)   transfer any of its properties or assets to us or any of our Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

          (1)   Existing Indebtedness (including the Series B notes) or the Credit Facilities as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness, as in effect on the date of the indenture;

          (2)   the indenture, the notes and the guarantees;

          (3)   applicable law;

          (4)   any instrument governing Indebtedness or Capital Stock of a Person acquired by us or any of our Restricted Subsidiaries as in effect at the time of such acquisition, except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

          (5)   customary non-assignment provisions in leases entered into in the ordinary course of business;

          (6)   purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

          (7)   any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending its sale or other disposition;

          (8)   Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive in any material respect, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (9)   Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "—Liens" that limit the right of us or any of our Restricted Subsidiaries to dispose of the assets subject to such Lien;

          (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset or stock purchase agreements and other similar agreements entered into in the ordinary course of business; and

          (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

        Merger, Consolidation or Sale of Assets

        We shall not, in any transaction or series of related transactions, merge or consolidate with or into, or sell, assign, convey, transfer or otherwise dispose of our properties and assets substantially as an entirety to, any Person, and shall not permit any of our Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer or other disposition of the properties and assets of us and our Restricted Subsidiaries, taken as a whole, substantially as an entirety to any Person, unless, at the time and after giving effect thereto:

          (1)   either: (A) if the transaction or series of transactions is a consolidation of us with or a merger of us with or into any other Person, we shall be the surviving Person of such merger or consolidation, or (B) the Person formed by any consolidation with or merger with or into us, or to which our properties and assets or the properties and assets of us and our Restricted Subsidiaries, taken as a whole, as the case may be, substantially as an entirety are sold, assigned, conveyed or otherwise transferred (any such surviving Person or transferee Person referred to in this clause (B) being the "Surviving Entity"), shall be a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the indenture and, in each case, the indenture, as so supplemented, shall remain in full force and effect;

          (2)   immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis including any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing; and

          (3)   we or the Surviving Entity will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable period, (A) have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of us immediately preceding the transaction and (B) be permitted to incur at least $1.00 of additional Indebtedness pursuant to clause (a) of the covenant described above under the caption "Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock"; provided, however, that the foregoing requirements shall not apply to any transaction or series of transactions involving the sale, assignment, conveyance, transfer or other disposition of the properties and assets by any Wholly-Owned Restricted Subsidiary to any other Wholly-Owned Restricted Subsidiary, or the merger or consolidation of any Wholly-Owned Restricted Subsidiary with or into any other Wholly-Owned Restricted Subsidiary. The indenture will also provide that we may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

        In connection with any consolidation, merger, sale, assignment, conveyance, transfer or other disposition contemplated by the foregoing provisions, we shall deliver, or cause to be delivered, to the trustee, in form and substance reasonably satisfactory to the trustee, an officers' certificate stating that such consolidation, merger, sale, assignment, conveyance, transfer, or other disposition and the supplemental indenture in respect thereof, required under clause (1)(B) of the preceding paragraph, comply with the requirements of the indenture and an opinion of counsel. Each such officers' certificate shall set forth the manner of determination of our compliance with clause (3) of the preceding paragraph.

        For all purposes of the indenture and the notes, including the provisions described in the two immediately preceding paragraphs and the "Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock" and "Designation of Restricted and Unrestricted Subsidiaries" covenants, subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to the "Designation of Restricted and Unrestricted Subsidiaries" covenant and all Indebtedness of the Surviving Entity and its subsidiaries that was not Indebtedness of us and our subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been incurred upon such transaction or series of transactions.

        The Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of us under the indenture, and the predecessor company shall be released from all its obligations and covenants under the indenture and the notes.

        Transactions with Affiliates

        We will not, and will not permit any of our Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

          (1)   such Affiliate Transaction is on terms that are no less favorable to us or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by us or such Restricted Subsidiary with an unrelated Person; and

          (2)   We deliver to the trustee:

      (a)
      with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the board of directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the board of directors; and

      (b)
      with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the holders of notes of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

        The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

          (1)   any employment, severance, stock option and other employee benefit agreement entered into by us or any of our Restricted Subsidiaries in the ordinary course of business;

          (2)   transactions between or among us and/or our Restricted Subsidiaries;

          (3)   agreements in effect on the Issue Date, provided that each amendment to any such agreement shall be subject to the limitations of this covenant;

          (4)   payment of reasonable directors fees, expenses and indemnification to Persons who are not otherwise Affiliates of us; and

          (5)   Restricted Payments that are permitted by the provisions of the indenture described above under the caption "—Limitation on Restricted Payments."

        Additional Guarantees

        If we or any of our Restricted Subsidiaries acquires or creates another domestic Restricted Subsidiary after the date of the indenture, then that newly acquired or created domestic Restricted Subsidiary must become a guarantor and (1) execute a supplemental indenture satisfactory to the trustee making the Restricted Subsidiary a party to the indenture, (2) execute an endorsement of guarantee, and (3) deliver an opinion of counsel to the trustee within 10 business days of the date on which it was acquired or created.

        Designation of Restricted and Unrestricted Subsidiaries

        The board of directors may designate any Restricted Subsidiary as an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by us and our Restricted Subsidiaries in the subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under paragraph (c) of the covenant described above under the caption "—Limitation on Restricted Payments" or Permitted investments, as applicable. All such outstanding Investments will be valued at their fair market value at the time of such designation. That designation will only be permitted if such Restricted Payment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The board of directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

        Sale and Leaseback Transactions

        We will not, and will not permit any of our Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that we or any Restricted Subsidiary that is a guarantor may enter into a sale and leaseback transaction if:

          (1)   We or that guarantor, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the tests in (a) and (b), if applicable, of the covenant described above under the caption "—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "—Liens";

          (2)   the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the board of directors and set forth in an officers' certificate delivered to the trustee, of the property that is the subject of such sale and leaseback transaction; and

          (3)   the transfer of assets in that sale and leaseback transaction is permitted by, and we apply the proceeds of such transaction in compliance with, the covenant described above under the caption "—Repurchase at the Option of Holders—Repurchase if Asset Sales Occur."

        Limitation on Issuances and Sales of Equity Interests in Wholly Owned Restricted Subsidiaries

        We will not, and will not permit any of our Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Restricted Subsidiary of us to any Person, other than us or a Wholly Owned Restricted Subsidiary of us, unless:

          (1)   such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly Owned Restricted Subsidiary; and

          (2)   the net cash proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "Repurchase at the Option of Holders—Repurchase if Asset Sales Occur."

        In addition, we will not permit any Wholly Owned Restricted Subsidiary of us to issue any of its Equity Interests, other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares, to any Person other than to us or a Wholly Owned Restricted Subsidiary of us.

        Business Activities

        We will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to the extent that would not be material to us and our subsidiaries, taken as a whole.

        Payments for Consent

        We will not, and will not permit any of our subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Events of Default and Remedies

        An Event of Default under the notes is any one or more of the following events:

          (1)   default for 30 days in the payment when due of interest on the notes;

          (2)   default in payment when due of the principal of, or premium, if any, on the notes;

          (3)   failure by us or any of our Restricted Subsidiaries to comply with the provisions described under the captions "—Repurchase at the Option of Holders—Repurchase if Change of Control Occurs," "—Repurchase at the Option of Holders—Repurchase if Asset Sales Occur," and "—Selected Covenants—Merger, Consolidation or Sale of Assets."

          (4)   failure by us or any of our Restricted Subsidiaries for 60 days after written notice to comply with any of the other agreements in the indenture has been given to us by (a) the trustee under the indenture, or (b) the holders of at least 25% in aggregate principal amount of the notes then outstanding;

          (5)   default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by us or any of our Restricted Subsidiaries, or the payment of which is guaranteed by us or any of our Restricted Subsidiaries, whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default:

      (a)
      is caused by a failure to pay principal at final stated maturity of such Indebtedness (a "Payment Default"); or

      (b)
      results in the acceleration of such Indebtedness prior to its stated maturity;

        and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $7.5 million or more;

          (6)   failure by us or any of our Restricted Subsidiaries to pay final judgments aggregating in excess of $7.5 million, which judgments are not paid, discharged or stayed for a period of 60 days;

          (7)   except as permitted by the indenture, any guarantee of UbiquiTel Parent or any Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or UbiquiTel Parent or any guarantor that is a Significant Subsidiary, or any Person acting on behalf of any such guarantor, shall deny or disaffirm its obligations under its guarantee;

          (8)   certain events of bankruptcy or insolvency with respect to us or any of our Significant Restricted Subsidiaries; or

          (9)   if any Credit Facility is not in existence, any event occurs that causes, subject to any applicable grace period or waiver, an Event of Termination under any of the Sprint Agreements or (b) if any Credit Facility is in existence, Sprint shall have commenced to exercise any remedy under the Sprint Agreements (other than Section 11.6.3 of the Management Agreement) by reason of the occurrence of an Event of Termination.

        In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to us, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all notes then outstanding will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the notes then outstanding may declare to be immediately due and payable (i) if prior to April 15, 2005, the Accreted Value or (ii) if on or after April 15, 2005, the principal amount, in each case, of all notes then outstanding, plus accrued and unpaid interest to the date of acceleration. In order to effect such acceleration, the trustee or holders of at least 25% in principal amount of the notes then outstanding shall deliver notice in writing to us and the trustee specifying the respective Event of Default and that such notice is a "notice of acceleration" (the "Acceleration Notice"), and the same (1) shall become immediately due and payable or (2) if there are any amounts outstanding under the Credit Facilities, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Facilities or five Business Days after receipt by us and the agent under the Credit Facilities of such Acceleration Notice, but only if such Event of Default is then continuing.

        Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the notes then outstanding may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default, except a Default or Event of Default relating to the payment of principal, premium, liquidated damages or interest, if it determines that withholding notice is in their interest.

        The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the notes.

        In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of us with the intention of avoiding payment of the premium that we would have had to pay if we then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes. If an Event of Default occurs prior to April 15, 2005, by reason of any willful action or inaction taken or not taken by or on behalf of us with the intention of avoiding the prohibition on redemption of the notes prior to April 15, 2005, then the premium specified in the indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the notes.

        We are required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, we are required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of us or any guarantor, as such, shall have any liability for any obligations of us or the guarantors under the notes, the indenture or the guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a new note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        We may, at our option and at any time, elect to have all of our obligations discharged with respect to the notes and all obligations of the guarantors discharged with respect to their guarantees ("Legal Defeasance") except for:

          (1)   the rights of holders of notes to receive payments in respect of the principal of, premium, if any, liquidated damages, if any, and interest on such notes when such payments are due from the trust referred to below;

          (2)   our obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3)   the rights, powers, trusts, duties and immunities of the trustee, and our obligations in connection therewith; and

          (4)   the Legal Defeasance provisions of the indenture.

        In addition, we may, at our option and at any time, elect to have the obligations of us and the guarantors released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events, not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events, described under "Events of Default" will no longer constitute an Event of Default with respect to the notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1)   We must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the notes outstanding on the stated maturity or on the applicable redemption date, as the case may be, and we must specify whether the notes are being defeased to maturity or to a particular redemption date;

          (2)   in the case of Legal Defeasance, we shall have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3)   in the case of Covenant Defeasance, we shall have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4)   no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit; or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (5)   such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of or constitute a default under any material agreement or instrument, other than the indenture, to which we or any of our Restricted Subsidiaries is a party or by which we or any of our Restricted Subsidiaries is bound;

          (6)   we must have delivered to the trustee an opinion of counsel to the effect that, assuming no intervening bankruptcy of us between the date of deposit and the 91st day following the deposit and assuming that no holder is an "insider" of us under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (7)   we must deliver to the trustee an officers' certificate stating that the deposit was not made by us with the intent of preferring the holders of notes over our other creditors with the intent of defeating, hindering, delaying or defrauding creditors of us or others; and

          (8)   we must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the indenture, the notes or the guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount at maturity of the notes then outstanding, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes, and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the holders of a majority in aggregate principal amount at maturity of the notes then outstanding including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes.

        Without the consent of each holder adversely affected, an amendment or waiver may not, with respect to any notes held by a non-consenting holder:

          (1)   reduce the Accreted Value of the notes then outstanding if prior to April 15, 2005 or the aggregate of the principal amount of notes if after April 15, 2005 whose holders must consent to an amendment, supplement or waiver;

          (2)   reduce the principal of or change the fixed maturity of any new note or alter the provisions with respect to the redemption of the notes, other than provisions relating to the covenants described above under the captions "—Repurchase at the Option of Holders—Repurchase if Change of Control Occurs" and "—Repurchase if Asset Sales Occur";

          (3)   reduce the rate of or change the time for payment of interest on any new note;

          (4)   waive a Default or Event of Default in the payment of principal of or premium, if any, liquidated damages, if any, or interest on the notes, except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration;

          (5)   make any new note payable in money other than that stated in the notes;

          (6)   make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of or premium, if any, liquidated damages, if any, or interest on the notes;

          (7)   waive a redemption payment with respect to any new note other than a payment required by one of the covenants described above under the captions "—Repurchase at the Option of Holders—Repurchase if Change of Control Occurs" and "—Repurchase if Asset Sales Occur"; or

          (8)   make any change in the preceding amendment and waiver provisions.

        Notwithstanding the preceding, without the consent of any holder of notes, we and the trustee may amend or supplement the indenture or the notes:

          (1)   to cure any ambiguity, defect or inconsistency;

          (2)   to provide for uncertificated notes in addition to or in place of certificated notes;

          (3)   to provide for the assumption of our obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of our assets;

          (4)   to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any holder;

          (5)   to comply with requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

          (6)   to add a guarantor under the indenture; or

          (7)   to evidence and provide the acceptance of the appointment of a successor trustee under the indenture.

Concerning the Trustee

        If the trustee becomes a creditor of us or any guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Securities and Exchange Commission for permission to continue or resign.

        The holders of a majority in principal amount of the notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default shall occur and be continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

        Set forth below are many of the defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Accreted Value" of any outstanding note as of or to any date of determination means an amount equal to the sum of:

          (1)   the issue price of such note as determined in accordance with Section 1273 of the Internal Revenue Code, plus

          (2)   the aggregate of the portions of the original issue discount, i.e., the excess of the amounts considered as part of the "stated redemption price at maturity" of such note within the meaning of Section 1273(a)(2) of the Internal Revenue Code or any successor provisions, whether denominated as principal or interest, over the issue price of such note, that shall theretofore have accrued pursuant to Section 1272 of the Internal Revenue Code, without regard to Section 1272(a)(7) of the Internal Revenue Code, from the date of issue of such note (a) for each six-month or shorter period ending on or prior to the date of determination and (b) for the shorter period, if any, from the end of the immediately preceding six-month or shorter period, as the case may be, to the date of determination, plus

          (3)   accrued and unpaid interest to the date such Accreted Value is paid (without duplication of any amount set forth in (2) above), minus all amounts theretofore paid in respect of such note, which amounts are considered as part of the "stated redemption price at maturity" of such note within the meaning of Section 1273(a)(2) of the Internal Revenue Code or any successor provisions whether such amounts paid were denominated principal or interest.

        "Acquired Debt" means, with respect to any specified Person:

          (1)   Indebtedness of any other Person existing at the time such other Person is merged with or into or became a subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a subsidiary of, such specified Person; and

          (2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

        "Annualized Operating Cash Flow" means Operating Cash Flow, for the latest two full fiscal quarters on which consolidated financial statements of us are available multiplied by two.

        "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934, except that in calculating the beneficial ownership of any particular

"person," as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

        "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

        "Capital Stock" means:

          (1)   in the case of a corporation, corporate stock;

          (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock;

          (3)   in the case of a partnership or limited liability company, partnership or membership interests, whether general or limited; and

          (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Cash Equivalents" means:

          (1)   United States dollars;

          (2)   securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof, provided that the full faith and credit of the United States is pledged in support thereof, having maturities of less than one year from the date of acquisition;

          (3)   certificates of deposit and eurodollar time deposits with maturities of less than one year from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better;

          (4)   repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5)   commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing prior to one year after the date of acquisition; and

          (6)   money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

        "Closing Date" means the date on which the notes were originally issued under the indenture.

        "Consolidated Debt" means the aggregate amount of Indebtedness of us and our Restricted Subsidiaries on a consolidated basis outstanding at the date of determination.

        "Consolidated Debt to Annualized Operating Cash Flow Ratio" means, as at any date of determination, the ratio of (i) Consolidated Debt to (ii) the Annualized Operating Cash Flow of us as of our most recently completed fiscal quarter for which financial statements are available.

        "Consolidated Interest Expense" of any Person means, for any period, (1) the aggregate interest expense and fees and other financing costs in respect of Indebtedness (including amortization of original issue discount and non-cash interest payments and accruals), (2) the interest component in respect of Capital Lease Obligations and any deferred payment obligations of such Person and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, (3) all commissions, discounts, other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs (including amortization of discounts) associated with interest rate swap and similar agreements and with foreign currency hedge, exchange and similar agreements and (4) the product of (a) all dividend payments, whether or not in cash, on any series of Preferred Stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Capital Stock payable solely in Capital Stock of such Person (other than Disqualified Stock) or to such Person or its Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1)   the Net Income, but not loss, of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly-owned Restricted Subsidiary thereof;

          (2)   the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval that has not been obtained or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

          (3)   the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and

          (4)   the cumulative effect of a change in accounting principles shall be excluded.

        "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of:

          (1)   the consolidated equity of the common stockholders of such Person and its consolidated subsidiaries as of such date; plus

          (2)   the respective amounts reported on such Person's balance sheet as of such date with respect to any series of Preferred Stock, other than Disqualified Stock, that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such Preferred Stock.

        "Credit Facilities" means the Credit Agreement, dated as of March 31, 2000, among UbiquiTel Parent, UbiquiTel Operating Company, various banks and Paribas as agent, together with the related documents (including, without limitation, any guarantee agreements and security documents), as such agreements may be amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding our subsidiaries as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders. It is understood that Indebtedness incurred under clause (a) of the "Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock" covenant may be incurred under the Credit Facilities.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Disqualified Stock" means any Capital Stock that, by its terms, or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof, or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require us to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that: we may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Selected Covenants—Limitation on Restricted Payments."

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excludes any debt security that is convertible into, or exchangeable for, Capital Stock.

        "Event of Termination" means any of the events described in (1) Section 11.3 of the Management Agreement; (2) Section 13.2 of the Trademark Agreement; or (3) Section 13.2 of the Spectrum Trademark Agreement.

        "Existing Indebtedness" means the aggregate principal amount of Indebtedness of us and our Restricted Subsidiaries in existence on the date of the indenture, until such amounts are repaid.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

        "Government Securities" means (1) any security which is (a) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (b) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, is not callable or redeemable at the option of the issuer thereof, and (2) any depository receipt issued by a bank, as defined in the Securities Act, as custodian with respect to any Government Securities and held by such bank for the account of the holder of such depository receipt, or with respect to any specific payment of principal of or interest on any Government Securities which is so specified and held, provided that, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal or interest evidenced by such depository receipt.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

          (1)   interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

          (2)   other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

          (1)   borrowed money;

          (2)   evidenced by bonds, notes, debentures or similar instruments or letters of credit, or reimbursement agreements in respect thereof;

          (3)   banker's acceptances;

          (4)   representing Capital Lease Obligations;

          (5)   the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

          (6)   representing any Hedging Obligations;

        if and to the extent any of the preceding, other than letters of credit and Hedging Obligations, should appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP; provided, however, that Indebtedness representing the notes shall be calculated without giving effect to the application of Statement of Financial Accounting Standards No. 15 as it relates specifically to the notes. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person, whether or not such Indebtedness is assumed by the specified Person, and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person.

        The amount of any Indebtedness outstanding as of any date shall be:

          (1)   the Accreted Value thereof, in the case of any Indebtedness issued with original issue discount; and

          (2)   the principal amount thereof, in the case of any other Indebtedness.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons, including Affiliates, in the forms of direct or indirect loans, including guarantees of Indebtedness or other obligations, advances or capital contributions, excluding commission, travel and similar advances to officers and employees made in the ordinary course of business, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If we or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of us such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of us, we shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Selected Covenants—Limitation on Restricted Payments." The acquisition by us or any Restricted Subsidiary of a Person that holds an Investment in a third Person shall be deemed to be an Investment by us or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the Caption "—Selected Covenants—Limitation on Restricted Payments."

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (other than precautionary filings made with respect to operating leases and sales of receivables), or equivalent statutes, of any jurisdiction, other than any lease properly classified as an operating lease under GAAP or intellectual property licensing agreements.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:

          (1)   any gain, but not loss, together with any related provision for taxes on such gain, but not loss, realized in connection with: (a) any asset sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

          (2)   any extraordinary gain, but not loss, together with any related provision for taxes on such extraordinary gain, but not loss.

        "Non-Recourse Debt" means Indebtedness:

          (1)   as to which neither us nor any of our Restricted Subsidiaries (a) provides credit support of any kind, including any undertaking, agreement or instrument that would constitute Indebtedness, (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

          (2)   no default with respect to which, including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary, would permit upon notice, lapse of time or both any holder of any other Indebtedness, other than the notes, of us or any of our Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (3)   as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of us or any of our Restricted Subsidiaries.

        "Operating Cash Flow" means, with respect to any Person for any fiscal quarter, (a) Consolidated Net Income, plus (i) depreciation, (ii) amortization, (iii) other non-cash charges, other than any such non-cash items to the extent that it represents an accrual of or reserve for cash expenditures in any future period or constituting an extraordinary or non-recurring item, (iv) Consolidated Interest Expense, and (v) all income taxes of such Person paid or accrued in accordance with GAAP for such Person, other than income taxes attributable to extraordinary or non-recurring gains or losses, minus (b) all non-cash items increasing Consolidated Net Income for such period, other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period, all as determined on a consolidated basis in accordance with generally accepted accounting principles. For purposes of calculating Operating Cash Flow for the fiscal quarter most recently completed for which financial statements are available prior to any date on which an action is taken that requires a calculation of the Operating Cash Flow to Consolidated Interest Expense Ratio or Consolidated Debt to Annualized Cash Flow Ratio, (1) any Person that is a Restricted Subsidiary on such date (or would become a Restricted Subsidiary in connection with the transaction that requires the determination of such ratio) will be deemed to have been a Restricted Subsidiary at all times during such fiscal quarter, (2) any Person that is not a Restricted Subsidiary on such date (or would cease to be a Restricted Subsidiary in connection with the transaction that requires the determination of such ratio) will be deemed not to have been a Restricted Subsidiary at any time during such fiscal quarter and (3) if such Person or any Restricted Subsidiary of such Person shall have in any manner acquired (including through commencement of activities constituting such operating business) or disposed of (including through termination or discontinuance of activities constituting such operating business) any operating business during or subsequent to the most recently completed fiscal quarter, such calculation will be made on a pro forma basis on the assumption that such acquisition or disposition had been completed on the first day of such completed fiscal quarter.

        "Permitted Business" means the business primarily involved in the ownership, design, construction, development, acquisition, installation, integration, management and/or provision of Telecommunications Assets or any business or activity reasonably related or ancillary thereto.

        "Permitted Investments" means:

          (1)   any Investment in us or in a Wholly-Owned Restricted Subsidiary of us that is a guarantor;

          (2)   any Investment in Cash Equivalents;

          (3)   any Investment by us or any Restricted Subsidiary of us in a Person, if as a result of such Investment:

      (a)
      such Person becomes a Wholly-Owned Restricted Subsidiary of us; or

      (b)
      such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, us or a Wholly-Owned Restricted Subsidiary of us;

          (4)   any Investment made as a result of the receipt of non-cash consideration from an asset sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Repurchase if Asset Sales Occur";

          (5)   any acquisition of assets solely in exchange for the issuance of our Equity Interests, other than Disqualified Stock;

          (6)   other Investments in any Person having an aggregate fair market value, measured on the date each such Investment was made and without giving effect to subsequent changes in value, when taken together with all other Investments made pursuant to this clause (6) since the date of the indenture, not to exceed $5.0 million;

          (7)   Guarantees of Indebtedness of a Wholly-Owned Restricted Subsidiary given by us or another Wholly-Owned Restricted Subsidiary and Guarantees of our Indebtedness given by any Restricted Subsidiary, in each case, not otherwise in violation of the terms of the Indenture;

          (8)   accounts receivable created or acquired in the ordinary course of our business or any Subsidiary and Investments arising from transactions by us or any Subsidiary with trade creditors or customers in the ordinary course of business, including any such Investment received pursuant to any plan or reorganization or similar arrangement pursuant to bankruptcy or insolvency of such trade creditors or customers or otherwise in settlement of a claim;

          (9)   investments in prepaid expenses, negotiable instruments held for collection, and lease, utility and workers' compensation, performance and other similar deposits; and

          (10) exchange of our Preferred Stock into Capital Stock or our non-voting Capital Stock into voting Capital Stock, all in accordance with the terms of our certificate of incorporation as in effect on the date of the indenture.

        "Permitted Liens" means:

          (1)   Liens on the assets of us and any guarantor securing Indebtedness and other obligations under the Credit Facilities that were permitted by the terms of the indenture to be incurred;

          (2)   Liens in favor of us or the guarantors;

          (3)   Liens on property of a Person existing at the time such Person is merged with or into or consolidated with us or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with us or the Restricted Subsidiary;

          (4)   Liens on property existing at the time of acquisition thereof by us or any Restricted Subsidiary of us, provided that such Liens were in existence prior to the contemplation of such acquisition;

          (5)   Liens and deposits made to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (6)   Liens to secure Indebtedness, including Capital Lease Obligations, permitted by clause (4) of the second paragraph of the covenant entitled "Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;

          (7)   Liens existing on the date of the indenture;

          (8)   Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

          (9)   Liens for security for payment of workers' compensation or other insurance or arising under workers' compensation laws or similar legislation;

          (10) Liens relating to zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph lines, and other similar purposes, provisions, covenants, conditions, waivers, restrictions on the use of property or irregularities of title and, with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee, none of which materially impairs the use of any parcel of property material to the operation of our business or any subsidiary or the value of such property for the purpose of such business;

          (11) Liens arising by operation of law in favor of landlords, carriers, warehousemen, bankers, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

          (12) Liens arising from leases, subleases, licenses or other similar rights granted to third Persons not interfering with the ordinary course of our business or our subsidiaries;

          (13) any Lien securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit; and

          (14) Liens incurred in the ordinary course of business of us or any Restricted Subsidiary with respect to obligations that do not exceed $5.0 million at any one time outstanding.

        "Permitted Refinancing Indebtedness" means any Indebtedness of us or any of our Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of us or any of our Restricted Subsidiaries, other than intercompany Indebtedness; provided that:

          (1)   the principal amount, or Accreted Value, if applicable, of such Permitted Refinancing Indebtedness does not exceed the principal amount of, or Accreted Value, if applicable, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by us as necessary to accomplish such refinancing, plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded, plus the amount of reasonable expenses incurred in connection therewith;

          (2)   such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (3)   if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (4)   such Indebtedness is incurred either by us or by our Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

        "Registered Notes" means UbiquiTel Operating Company's 14% Senior Discount Notes due 2010 issued under the indenture and registered under the registration statement of which this prospectus forms part.

        "Restricted Investment" means any Investment that is not a Permitted Investment.

        "Restricted Subsidiary" of a Person means any subsidiary of the referenced Person that is not an Unrestricted Subsidiary.

        "Series B notes" means UbiquiTel Operating Company's Series B 14% Senior Discount Notes due 2008.

        "Significant Subsidiary" means any subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as such regulation is in effect on the date hereof.

        "Sprint Agreements" means the (1) Sprint PCS Management Agreement between Sprint Spectrum L.P., WirelessCo, L.P. and UbiquiTel Holdings, Inc., dated as of October 15, 1998 as amended on October 15, 1998 and in December 1999 and any exhibits, schedules or addendum thereto, as such may be further amended, modified or supplemented from time to time (the "Management Agreement"); (2) Sprint PCS Services Agreement between Sprint Spectrum L.P. and UbiquiTel Holdings, Inc., dated as of October 15, 1998, and any exhibits, schedules or addendum thereto, as such may be amended, modified or supplemented from time to time; (3) Sprint Trademark and Service Mark License Agreement between Sprint Communications Company, L.P. and UbiquiTel Holdings, Inc., dated as of October 15, 1998, and any exhibits, schedules or addendum thereto, as such may be amended, modified or supplemented from time to time (the "Trademark Agreement"); and (4) Sprint Spectrum Trademark and Service Mark License Agreement between Sprint Spectrum L.P. and UbiquiTel Holdings, Inc., dated as of October 15, 1998, and any exhibits, schedules or addendum thereto, as such may be amended, modified or supplemented from time to time (the "Spectrum Trademark Agreement").

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Telecommunications Assets" means, with respect to any Person, any asset that is utilized by such Person, directly or indirectly, for the design, development, construction, installation, integration, operation, management or provision of PCS telecommunications equipment, inventory, technology, systems and/or services. Telecommunications Assets shall include stock, joint venture or partnership interests of an entity where substantially all of the assets of the entity consist of Telecommunications Assets.

        "Total Invested Capital" means at any time of determination, the sum of, without duplication, (i) $257.9 million (which is the total amount of equity contributed to us as of the Closing Date), plus (ii) the aggregate net cash proceeds received by us from capital contributions or any other issuance or sale of Capital Stock (other than Disqualified Stock but including Capital Stock issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Disqualified Stock)), subsequent to the Closing Date, other than to a Restricted Subsidiary, plus (iii) the aggregate net repayment of any Investment made after the Closing Date and constituting a Restricted Payment in an amount equal to the lesser of (a) the return of capital with respect to such Investment and (b) the initial amount of such Investment, in either case, less the cost of the disposition of such Investment, plus (iv) an amount equal to the net Investment (as of the date of determination) we and/or any of our Restricted Subsidiaries has made in any subsidiary that has been designated as an Unrestricted Subsidiary after the Closing Date upon its redesignation as a Restricted Subsidiary in accordance with the covenant described under "—Selected Covenants—Designation of Restricted and Unrestricted Subsidiaries," plus (v) Consolidated Debt, minus (vi) the aggregate amount of all Restricted Payments declared or made on or after the Closing Date.

        "Unrestricted Subsidiary" means any subsidiary of us that is designated by the board of directors as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that such subsidiary:

          (1)   has no Indebtedness other than Non-Recourse Debt;

          (2)   is not party to any agreement, contract, arrangement or understanding with us or any Restricted Subsidiary of us unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to us or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of us;

          (3)   is a Person with respect to which neither we nor any of our Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

          (4)   has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of us or any of our Restricted Subsidiaries; and

          (5)   has at least one director on its board of directors that is not a director or executive officer of us or any of our Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of us or any of our Restricted Subsidiaries.

        Any designation of a subsidiary of us as an Unrestricted Subsidiary shall be evidenced to the trustee by filing with the trustee a certified copy of the board resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Selected

Covenants—Limitation on Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such subsidiary shall be deemed to be incurred by a Restricted Subsidiary of us as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "—Selected Covenants—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock," we shall be in default of such covenant. Our board of directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of us of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "—Selected Covenants—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1)   the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years, calculated to the nearest one-twelfth, that will elapse between such date and the making of such payment; by

          (2)   the then outstanding principal amount of such Indebtedness.

        "Wholly-Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which, other than directors' qualifying shares, shall at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person and one or more Wholly-Owned Restricted Subsidiaries of such Person.

Governing Law

        The indenture and the notes are governed by the laws of the State of New York.

CERTAIN U.S. FEDERAL TAX CONSIDERATIONS

        The following is a general discussion of certain U.S. federal income and estate tax considerations with respect to the acquisition, ownership and disposition of a note. This discussion is based upon the Internal Revenue Code, Treasury regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, each of which is subject to change at any time by legislative, administrative, or judicial action, possibly with retroactive effect. The discussion does not address every aspect of U.S. federal income and estate taxation that may be relevant to a particular taxpayer in light of its personal circumstances or to persons who are otherwise subject to special tax treatment. For example, special rules not discussed here may apply to you if you are:

  •
  a bank, a broker-dealer or a person who does not hold the note as a capital asset;

  •
  an insurance company;

  •
  a pension or other employee benefit plan;

  •
  a tax exempt organization or entity;

  •
  a U.S. expatriate or a former long-term resident of the United States;

  •
  a partnership or other pass-through entity;

  •
  a trader in securities that elects market-to-market accounting treatment;

  •
  a person holding a note as part of a hedging or conversion transaction or a straddle;

  •
  a hybrid entity or an owner of interests therein; or

  •
  a holder whose functional currency for the qualified business unit that holds the note is not the U.S. dollar.

        In addition, this discussion does not address the effect of any applicable foreign, state, local or other tax laws. We have not sought and will not seek any rulings from the Internal Revenue Service concerning the tax consequences of the acquisition, ownership or disposition of a note and, accordingly, we cannot assure you that the Internal Revenue Service will not successfully challenge the tax consequences described below. We urge you to consult your tax adviser with respect to the U.S. federal income and estate tax considerations relevant to acquiring, holding and disposing of a note as well as any tax considerations applicable under the laws of any foreign, state, local or other taxing jurisdiction.

U.S. Holders

        If you are a "U.S. Holder," as defined below, this section applies to you. Otherwise, the section "Non-U.S. Holders" should apply to you. You are a U.S. Holder if you are the beneficial owner of a note and you are:

  •
  a citizen or resident of the United States, including an individual deemed to be a resident alien under the "substantial presence" test of Section 7701(b) of the Code;

  •
  a corporation, including an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the law of the United States or of any state thereof or the District of Columbia;

  •
  an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

  •
  a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust, or (2) the trust was in existence on August 20, 1996 and properly elected to continue to be treated as a United States person.

        Original Issue Discount.    Because there will not be any payment of interest on the notes until October 15, 2005, the notes were issued with original issue discount, referred to as "OID," in an amount equal to the excess, if any, of the "stated redemption price at maturity" over the "issue price" of the notes. The "stated redemption price at maturity" of a debt instrument is the sum of all payments to be made on the debt instrument other than "qualified stated interest." The term "qualified stated interest" means, generally, stated interest that is unconditionally payable at least annually at a single fixed or variable rate. Because no interest is to be paid on the notes before October 15, 2005, none of the interest to be paid on the notes is qualified stated interest. Accordingly, all payments on the notes, both principal and interest, are treated as part of the stated redemption price at maturity of the notes.

        The notes were issued on February 26, 2003. The notes were issued in exchange for a portion of an issue of outstanding notes we had issued previously. A significant portion of those outstanding notes remains outstanding. The issue price of the notes should be equal to the fair market value of the notes on the date they were issued if the notes were "traded on an established market" (generally meaning that the notes were listed on a major securities exchange, appeared on a quotation medium of general circulation or otherwise were readily quotable by dealers, brokers or traders) during the 60-day period ending 30 days after the date of issuance of the notes ("publicly traded"). Alternatively, if the notes were not "publicly traded", the issue price of the notes should be equal to the fair market value of the outstanding notes on the date the notes were issued if the outstanding notes were "publicly traded". If neither the notes nor the outstanding notes was "publicly traded", the initial issue price of the notes should be equal to the stated principal amount of the notes. The notes were not "publicly traded". The outstanding notes were traded on an automated quotation system, and during the 60-day period ending 30 days after the date of issuance of the notes a portion of the outstanding notes was traded. If those trades were sufficient to cause the notes to be treated as "publicly traded," it is possible the issue price of the notes would be equal to 10% or less of the principal amount of the notes. It is unclear whether the outstanding notes qualified as "publicly traded" and, if they were, precisely what the issue price of the notes would be. We intend to take the position that the outstanding notes were not "publicly traded" and that accordingly the issue price of the notes is equal to their stated principal amount. No assurance can be provided that the Internal Revenue Service will not challenge that position or successfully maintain that the notes were issued with original issue discount.

        Even if the issue price of the notes is equal to the stated principal amount of the notes, the notes will be subject to the rules on OID, as described above, because none of the interest on the notes is "qualified stated interest." Under the rules on OID, a U.S. Holder of a note, in general, must include in income OID calculated on a constant yield accrual method prescribed by Treasury regulations in advance of the receipt of some or all of the related cash payments. The amount of OID included in income by an initial U.S. Holder of a note is the sum of the "daily portions" of OID with respect to that note for each day during the taxable year or portion of the taxable year in which the U.S. Holder holds that note. This amount is referred to as "accrued OID." The daily portion is determined by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. The accrual period for the notes may be of any length selected by the U.S. Holder and may vary in length over the term of the notes, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period is equal to:

  •
  the product of the adjusted issue price of the notes at the beginning of the accrual period and the yield to maturity of the notes (determined on the basis of compounding at the close of each accrual period, properly adjusted for the length of the accrual period) over

  •
  the qualified stated interest allocable to the accrual period (which, in the case of the notes, will be zero).

        OID allocable to the final accrual period is the difference between the amount payable at maturity of the note and the "adjusted issue price" of the notes at the beginning of the final accrual period. Special rules apply in calculating OID for an initial short accrual period. The "adjusted issue price" of a note at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period for the note and reduced by any payments made on the note on or before the first day of the accrual period.

        Interest payments on a note will not be includible in gross income by a U.S. Holder but instead will constitute a nontaxable reduction in the adjusted tax basis of the holder in the note, as described below under "—U.S. Holders; Sale, Exchange or Retirement of Notes."

        Discount and Premium.    The tax basis of a U.S. Holder in a note initially will be equal to the U.S. Holder's cost for the note. If a U.S. Holder's initial tax basis in a note is less than the revised issue price of the note, which is the initial issue price of the note increased by all OID previously includible in income by prior holders of the note through the date of acquisition of the note by the U.S. Holder, that difference will be market discount, subject to a de minimis exception. Market discount is de minimis, and thus treated as zero, if the market discount is less than one quarter of one percent of the stated redemption price of the note at maturity multiplied by the number of complete years to maturity after the U.S. Holder acquired the note. In the case of a note having market discount, a U.S. Holder will be required to treat any partial principal payment received on, and any gain recognized upon the sale or other disposition of, that note as ordinary income to the extent of the market discount accrued during a U.S. Holder's holding period for the note. However, a U.S. Holder of a note with market discount may elect to include the market discount in income currently over the life of the note. That election applies to all debt instruments with market discount acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service. Market discount accrues on a straight-line basis unless the U.S. Holder elects to accrue the market discount on a constant yield to maturity basis. Such an election shall apply only to the note with respect to which it is made and is irrevocable. A U.S. Holder of a note with market discount who does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to the note in an amount not exceeding the accrued market discount on the note until the maturity or disposition of that note.

        Any U.S. Holder also may elect to include in gross income all interest that accrues on a note using the constant yield method described above, with modifications described below. For purposes of this election, interest includes stated interest, original issue discount, de minimis original issue discount, market discount, acquisition discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. In applying the constant yield method to a note with respect to which this election is made, the issue price of the note will equal the electing U.S. Holder's tax basis in the note immediately after the date of its acquisition, the issue date of the note will be the date of its acquisition by the electing U.S. Holder, and no payments on the note will be treated as payments of qualified stated interest. This election generally will apply only to the note with respect to which it is made and may not be revoked without the consent of the Internal Revenue Service. A U.S. Holder may make this election for a note with market discount only if the holder is eligible to elect to include market discount in income currently. If a U.S. Holder makes this election for a note with market discount, the holder is treated as making both the election to accrue market discount on the constant yield to maturity basis and the election to include market discount in income currently over the life of all debt instruments held or thereafter acquired by that U.S. Holder.

        If a U.S. Holder's tax basis in a note is greater than the revised issue price of the note but less than its stated redemption price at maturity, that is, the note has "acquisition premium," and the U.S. Holder does not make the election described above to treat all interest as original issue discount, that U.S. Holder is permitted to reduce the daily portions of original issue discount on the note by a fraction, the numerator of which is the excess of the U.S. Holder's tax basis in the note over the revised issue price of the note, and the denominator of which is the excess of the sum of all amounts payable on the note over the revised issue price of the note. Alternatively, a U.S. Holder may elect to compute original issue discount accruals under the general rule described in the third paragraph under "—Original Issue Discount" but by treating the U.S. Holder's original tax basis in a note as the issue price of the note. If a U.S. Holder makes the election described in the preceding paragraph to treat all interest as original issue discount on a note with acquisition premium, the electing U.S. Holder will be deemed to have elected to apply acquisition premium against original issue discount with respect to all debt instruments with acquisition premium (other than debt instruments the interest on which is excludible from gross income) held by the electing U.S. Holder as of the beginning of the taxable year in which the note with respect to which the election is made is acquired or thereafter acquired. The deemed election with respect to acquisition premium may not be revoked without the consent of the Internal Revenue Service.

        Applicable High yield Discount Obligations.    The notes will be treated as "applicable high yield discount obligations" for federal income tax purposes if:

  •
  the yield to maturity of the notes, computed as of the issue date of the notes, equals or exceeds the sum of (i) the "applicable federal rate" in effect for the month in which the notes were issued and (ii) 5%, and

  •
  the notes bore "significant OID."

        In general, OID on a note will be significant if the aggregate amount includible in gross income on the note before the close of any accrual period ending more than five years after the issue date of the note exceeds the sum of the aggregate amount of interest to be paid on the note before the close of that accrual period plus the product of the issue price of the note and the yield to maturity of the note.

        If the notes are considered to be applicable high yield discount obligations, we will not be allowed to deduct OID accrued on the notes until we actually pay the OID.

        Moreover, if and to the extent that the yield to maturity of the notes exceeds the sum of the applicable federal rate and 6%, the deduction for OID on the notes will be permanently disallowed to the extent the OID is attributable to the yield to maturity of the notes in excess of the sum of the applicable federal rate and 6% (regardless of whether we actually pay that OID). For purposes of the dividends-received deduction generally available to corporations, payments of that excess yield will be treated as dividends to the extent they are deemed to have been paid out of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. U.S. Holders that are corporations should consult their tax advisers as to applicability of the dividends-received deduction.

        The relevant applicable federal rate for semiannual compounding for February 2003, the month the notes were issued, was 3.24%, and because the yield on the notes exceeds that rate by more than 6% and the amount of OID on the notes is "significant", our deduction for a portion of the OID on the notes will be deferred until it is paid, and our deduction for the remaining portion of the OID will not be deductible at any time and will be treated as a dividend to you to the extent it is paid out of our current or accumulated earnings and profits.

        Sale, Exchange or Retirement of Notes.    Upon a sale, exchange or retirement of a note, a U.S. Holder will recognize gain or loss to the extent of the difference between the sum of the cash and the fair market value of any property received for the note and the U.S. Holder's adjusted tax basis in the note. In general, a U.S. Holder's adjusted tax basis in a note will be equal to the U.S. Holder's initial tax basis in the note, determined in the manner described above, increased by any original issue discount and any market discount previously included in the holder's income on the note prior to the disposition of the note and reduced by any payments received on the note. Any gain or loss recognized by a U.S. Holder upon a sale, exchange or retirement of a note will be capital gain or loss and will be long-term capital gain or loss if the note has been held for more than one year, except in the case of a note that has market discount, in which case any gain recognized will be treated as ordinary income to the extent that gain does not exceed the accrued market discount on that note. Certain U.S. Holders (including individuals) are eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The ability of a U.S. Holder to deduct a capital loss could be subject to limitations under the Code.

        Liquidated Damages; Change of Control Redemption.    We intend to take the position that the likelihood of payment of Liquidated Damages described above under "Affiliate Selling Noteholders" and that the likelihood of payment of a redemption premium upon the occurrence of certain events described above under "Description of the Notes—Repurchase at the Option of Holders; Repurchase if a Change of Control Occurs" is remote within the meaning of the applicable Treasury regulations and that therefore any of those payments, if made, would be taxable to a U.S. Holder as ordinary interest income in accordance with the U.S. Holder's regular method of income tax accounting. The Internal Revenue Service may take a different position, however, which could affect the timing of a U.S.

Holder's income with respect to the Liquidated Damages or the redemption premium upon the occurrence of any of the designated events.

        Information Reporting; Backup Withholding.    In general, information reporting requirements will apply to payments of principal, premium, if any, and interest on a note and payment of the proceeds of the sale of a note, to certain non-exempt U.S. Holders, and backup withholding may apply to those payments if the U.S. Holder (1) fails to furnish or certify its correct taxpayer identification number to the payer in the manner required, (2) is notified by the Internal Revenue Service that it has failed to report payments of interest and dividends properly or (3) under certain circumstances, fails to certify under penalties of perjury that it has not been notified by the Internal Revenue Service that is subject to backup withholding for failure to report interest or dividend payments. Backup withholding applies at a rate of 30% for payments in 2003, and that rate will be reduced periodically to 28% for payments made in 2006. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder will be allowed as a credit against that holder's U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided the required information is furnished to the Internal Revenue Service in a timely manner.

Non-U.S. Holders

        You are a Non-U.S. Holder if you are the beneficial owner of an outstanding note or a note and you are:

  •
  a nonresident alien individual;

  •
  a corporation (or an entity treated as a corporation) created or organized in or under the law of a country (or a political subdivision thereof) other than the United States; or

  •
  a foreign estate or trust, which generally is an estate or trust that is not a U.S. Holder.

        A person who holds a note through a hybrid entity (that is, an entity that is fiscally transparent for U.S. federal income tax purposes but not for foreign tax purposes) may not be entitled to the benefits of a tax treaty. For example, a person who is a partner in a foreign partnership or beneficiary of a foreign trust or estate and who is subject to U.S. federal income tax because of his own status, for example, as a U.S. resident or a foreign person engaged in trade or business in the United States, may be subject to U.S. federal income tax even though the foreign partnership, trust or estate is not itself subject to U.S. federal income tax. For purposes of the following discussion, "U.S. trade or business income" of a Non-U.S. Holder generally means interest or gain on a sale, exchange or retirement of a note if that interest or gain is (i) effectively connected with trade or business conducted by the Non-U.S. Holder within the United States or (ii) in most cases of a resident of a country with which the United States has an income tax treaty, attributable to a permanent establishment (or fixed base) of the Non-U.S. Holder in the United States.

        Interest and OID.    In general, interest paid to, and OID paid to or accrued by, a Non-U.S. Holder of a note will not be subject to U.S. withholding tax if it qualifies for the portfolio interest exemption, and it will not otherwise be subject to U.S. federal income tax if it is not U.S. trade or business income of the Non-U.S. Holder. Interest and OID on a note qualify for the portfolio interest exemption if (i) the Non-U.S. Holder of the note (a) does not own, actually and constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (b) is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership and (c) is not a bank receiving interest on an extension of credit made pursuant to a loan agreement made in the ordinary course of its trade or business and (ii) either (a) the Non-U.S. Holder certifies, under penalties of perjury, to us or the paying agent, as the case may be, that it is a Non-U.S. Holder and provides its name and address or (b) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and holds the note on behalf of the Non-U.S. Holder certifies, under penalties of perjury, that it or a Financial Institution between it and the Non-U.S. Holder has received such a certificate and furnishes the payer with a copy thereof. This requirement will be satisfied if the Non-U.S. Holder certifies on IRS Form W-8 BEN or successor form, under penalties of perjury, that it is a Non-U.S. Holder and provides its name and address or if any Financial Institution holding the note on behalf of the Non-U.S. Holder files a statement with the withholding agent to the effect that it has received such a statement from the Non-U.S. Holder and furnishes the payer with a copy thereof. The Treasury regulations provide alternative methods for satisfying the certification requirement described in (ii) above. The Treasury regulations generally require, in the case of a note held by a foreign partnership, that the certificate described in (ii) above must be provided by the foreign partners rather than by the foreign partnership and the partnership must provide certain information, including a taxpayer identification number. A look-through rule applies in the case of tiered partnerships.

        OID (the aggregate amount of which includes all stated interest on the notes, as described in "Certain U.S. Federal Tax Considerations—U.S. Holders—Original Issue Discount) accrued by a Non-U.S. Holder that constitutes U.S. trade or business income will be subject to U.S. federal income tax on a net income basis at graduated rates in the same manner that a U.S. taxpayer is subject to tax and will be exempt from the withholding tax described above. In the case of a Non-U.S. Holder that is a corporation, U.S. trade or business income under certain circumstances also will be subject to an additional branch profits tax at a 30% rate (or, if applicable, a lower treaty rate). The gross amount of OID paid to a Non-U.S. Holder that does not qualify for the portfolio interest exemption and that is not U.S. trade or business income will be subject to withholding of U.S. federal income tax at the rate of 30%, unless a U.S. income tax treaty reduces or eliminates withholding. To claim the benefit of a tax treaty or to claim an exemption from withholding because income is U.S. trade or business income, a Non-U.S. Holder must provide a properly executed Form W-8BEN or W-8ECI (or a successor form), as applicable, prior to the payment of the income. These forms generally must be updated periodically. A Non-U.S. Holder who is claiming the benefits of a tax treaty may be required to obtain a U.S. individual taxpayer identification number and to provide certain documentary evidence issued by a foreign governmental authority to prove residence in the foreign country. Special procedures are provided in the Treasury regulations for payments through qualified intermediaries. A holder of a note should consult its own tax adviser regarding the effect, if any, of the new regulations on it.

        Taxable Disposition of a Note.    Subject to the discussion below of backup withholding, you generally will not be subject to U.S. federal income tax on any gain recognized upon a sale, exchange, retirement or other taxable disposition of a note. However, you will be subject to federal income tax on the gain if:

  •
  the gain is U.S. trade or business income (in which case, if you are a foreign corporation (or a foreign entity treated as a corporation), you may also be subject to the branch profits tax at a 30% rate (or, if applicable, a lower treaty rate)), or

  •
  you are a non-resident alien individual, you are present in the United States for 183 or more days in the taxable year of disposition and either (a) you have a "tax home" in the United States for U.S. federal income tax purposes or (b) the gain is attributable to an office or other fixed place of business you maintain in the United States.

In general, the tax basis of a Non-U.S. Holder in a note initially will be equal to the Non-U.S. Holder's cost for the note.

        Federal Estate Tax.    In the case of an individual who is not a citizen of the United States and who is not domiciled in the United States at the time of death, a note that is owned, or treated as owned, at the time of death will not be subject to U.S. federal estate tax, unless (except as an applicable estate tax treaty provides to the contrary) the individual owned, actually and constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote or the income on the note was U.S. trade or business income.

        In the case of an individual who is not a citizen of the United States but who is domiciled in the United States at the time of death, a note will be subject to U.S. federal estate tax, regardless of whether the individual is not a resident of the United States, except as an applicable estate tax treaty provides to the contrary.

        Information Reporting and Backup Withholding.    Treasury regulations provide that backup withholding and information reporting will not apply to payments of interest on a note to a Non-U.S. Holder with respect to which either the requisite certification has been received or an exemption has otherwise been established, provided that neither we nor our paying agent has actual knowledge that the holder is a U.S. Holder or that the conditions of any other exemption are not in fact satisfied.

        Payments of the proceeds of the sale of a note to or through a foreign office of a U.S. broker or a foreign broker that is a "controlled foreign corporation" within the meaning of the Code, that is a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with the conduct of trade or business within the United States, or that is a foreign partnership if United States persons hold more than 50% of the income or capital interests in the partnership or if the partnership is engaged in the conduct of trade or business within the United States are subject to certain information reporting requirements, unless the payee is an exempt recipient or the broker has evidence in its records that the payee is a Non-U.S. Holder and has no actual knowledge that that evidence is false, and certain other conditions are met. Those payments are not currently subject to backup withholding.

        Under current Treasury regulations, payments of the proceeds of a sale of a note to or through the U.S. office of a broker will be subject to information reporting and backup withholding unless the payee certifies under penalties of perjury as to his or her status as a Non-U.S. Holder and satisfies certain other qualifications (and no agent of the broker who is responsible for receiving or reviewing that statement has actual knowledge that it is incorrect) and provides his or her name and address, or the payee otherwise establishes an exemption.

        Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder of a note will be allowed as a credit against the holder's U.S. federal income tax, if any, or will be otherwise refundable, provided that the required information is furnished to the Internal Revenue Service in a timely manner.

        The Treasury regulations permit the shifting of primary responsibility for withholding to certain financial intermediaries acting on behalf of beneficial owners. A Non-U.S. Holder of a note should consult its tax adviser regarding the application of the backup withholding rules to its particular situation, the availability of an exemption therefrom and the procedure for obtaining such an exemption, if available.

        THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISER AS TO THE PARTICULAR U.S. FEDERAL, STATE, AND LOCAL TAX CONSEQUENCES OF DISPOSING OF AN OUTSTANDING NOTE AND OF ACQUIRING, HOLDING AND DISPOSING OF A NOTE. TAX ADVISERS SHOULD ALSO BE CONSULTED AS TO THE U.S. ESTATE AND GIFT TAX CONSEQUENCES AND THE FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING OR DISPOSING OF A NOTE, AS WELL AS THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

PLAN OF DISTRIBUTION

        This prospectus covers the sale of outstanding notes held by certain of our affiliates who are not eligible to participate in the exchange offer. As used in this prospectus, the term "affiliate selling noteholders" includes the pledgees, donees, transferees or other successors-in-interest selling notes received after the date of this prospectus from a named selling noteholder as a gift, pledge, partnership distribution or other non-sale related transfer.

        Sales of the offered notes by the affiliate selling noteholders may involve any of the following:

  •
  block transactions in which the broker or dealer so engaged will attempt to sell the notes as agent but may position and resell a portion of the block as principal to facilitate the transaction,

  •
  purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus,

  •
  ordinary brokerage transactions and transactions in which a broker solicits purchasers, or

  •
  privately negotiated transactions.

        In connection with the distribution of the offered notes or otherwise, the affiliate selling noteholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the offered notes in the course of hedging the position they assume with the affiliate selling noteholders.

        The affiliate selling noteholders may also enter into option transactions (including call or put option transactions) or other transactions with broker-dealers which require delivery to such broker-dealer of offered notes offered hereby, which offered notes such broker-dealer may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction, if necessary). The affiliate selling noteholders may also pledge offered notes to a broker-dealer and, upon a default, such broker-dealer may effect sales of the pledged offered notes pursuant to this prospectus (as supplemented or amended to reflect such transaction, if necessary). The affiliate selling noteholders may also sell the offered notes through one or more underwriters on a firm commitment or best-efforts basis (with a supplement or amendment to this prospectus, if necessary).

        Agents, broker-dealers or underwriters may receive compensation in the form of discounts, concessions or commissions from the affiliate selling noteholders and/or the purchasers of offered notes for whom they act as agent or to whom they sell as principals, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The affiliate selling noteholders and any agents, broker-dealers or underwriters that act in connection with the sale of offered notes might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any discount or commission received by them and any profit on the resale of offered notes sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. Because the affiliate selling noteholders might be deemed to be underwriters, the affiliate selling noteholders will be subject to the prospectus delivery requirements of the Securities Act.

        All costs, expenses and fees in connection with the registration of the offered notes (including the expenses of one counsel for the affiliate selling noteholders provided that the fees for such counsel do not exceed $5,000 without our prior written consent) will be borne by us. Brokerage commissions and similar selling expenses and underwriting discounts, if any, attributable to the sale of the offered notes will be borne by the affiliate selling noteholders.

        We have advised the affiliate selling noteholders that they will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including the anti-manipulative provisions of Regulation M, which provisions may limit the timing of purchases and sales of offered notes by them.

        In addition, any offered notes that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

        Upon us being notified by an affiliate selling noteholder that any material arrangement has been entered into with a broker-dealer for the sale of offered notes through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such affiliate selling noteholder and of the participating broker-dealer(s), (ii) the number of offered notes involved, (iii) the price at which such offered notes were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (vi) other facts material to the transaction.

LEGAL MATTERS

        The validity of the registered notes offered hereby will be passed upon by Greenberg Traurig, P.A., Miami, Florida.

EXPERTS

        The consolidated financial statements of UbiquiTel Inc. and its subsidiaries incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

        The consolidated balance sheet of UbiquiTel Inc. and subsidiaries as of December 31, 2001 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2001 and 2000 incorporated by reference in this prospectus were audited by Arthur Andersen LLP, independent public accountants, then as stated in their report thereon incorporated by reference herein. On March 14, 2002, Arthur Andersen was indicted on federal obstruction of justice charges arising from the federal government's investigation of Enron Corporation. On May 15, 2002, upon the recommendation of the audit committee of UbiquiTel Parent's board of directors, UbiquiTel Parent's board of directors approved the dismissal of Arthur Andersen as our independent public accountants and the appointment of PricewaterhouseCoopers LLP to serve as our independent public accountants for the fiscal year ending December 31, 2002.

        Arthur Andersen was convicted on federal obstruction of justice charges on June 15, 2002, ceased practicing before the SEC on August 31, 2002, and was sentenced to five years probation on October 16, 2002. Arthur Andersen has not consented to the incorporation by reference of their audit report in this prospectus or in our Annual Report on Form 10-K for the year ended December 31, 2002. As a result, you may not be able to recover any amount from Arthur Andersen in connection with any claim that may arise out of Arthur Andersen's audit of our financial statements.

        Under U.S. securities regulations, issuers are generally required to obtain a current written consent from the independent certified public accountants that audit their financial statements in order to include the corresponding audit reports in a registration statement filed with the SEC. Arthur Andersen has ceased to practice before the SEC and is therefore not in a position to provide a currently dated written consent which would normally be required upon the filing of the registration statement that includes this prospectus. In reliance on the temporary relief provided by the SEC under Securities Act Rule 437a, we filed the registration statement without including a currently dated written consent of Arthur Andersen. Arthur Andersen's failure to deliver a currently dated written consent will limit your ability to sue Arthur Andersen under Section 11 of the Securities Act for any material misstatements or omissions in the 2001 and 2000 financial statements covered by their report. In addition, Arthur Andersen's conviction on June 15, 2002 on federal obstruction of justice charges and Arthur Andersen's subsequent cessation of practice before the SEC on August 31, 2002 adversely affect the ability of Arthur Andersen to satisfy any claims arising out of Arthur Andersen's audit of our financial statements.

WHERE YOU CAN FIND MORE INFORMATION

        We and UbiquiTel Parent are subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934. We and UbiquiTel Parent will file annual, quarterly and current reports and other information with the SEC. In addition, we have agreed under the indenture that governs the outstanding notes and the registered notes that, whether or not we are required to do so by the rules and regulations of the SEC, for so long as any of the outstanding notes or registered notes remain outstanding, we will furnish to the holders of any of those securities and file with the SEC, unless the SEC will not accept such a filing, (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by our certified independent public accountants and (ii) all reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports. In addition, for so long as any of the outstanding notes or registered notes remain outstanding, we have agreed to make available to any prospective purchaser or beneficial owner of any of those securities in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act.

        We have filed a registration statement on Form S-3 with the SEC to register under the Securities Act the registered notes. This prospectus constitutes a part of that registration statement. As allowed by the SEC's rules, this prospectus does not contain all the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. Please refer to the registration statement and related exhibits and schedules filed therewith for further information with respect to us and the registered notes offered hereby. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed by us with the SEC and each such statement is qualified in its entirety by such reference.

        You may read and copy any document we and/or UbiquiTel Parent file at the SEC's public reference rooms located in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our and UbiquiTel Parent's SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at: http:/ /www.sec.gov. Our and UbiquiTel Parent's reports are also available on UbiquiTel Parent's Internet website at www.ubiquitelpcs.com as soon as practicable after we or UbiquiTel Parent file such material with the SEC. The information contained on our website is not incorporated by reference in this prospectus. This information is further available without charge upon written or oral request to:

UbiquiTel Operating Company
One West Elm Street, Suite
400 Conshohocken, Pennsylvania 19428
Attention: Investor Relations
(610) 832-3300

        You should rely only on the information provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We may not make an offer of the registered notes in any state where the offer is not permitted. The delivery of this prospectus does not, under any circumstances, mean that there has not been a change in our affairs since the date of this prospectus. It also does not mean that the information in this prospectus is correct after this date.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We are "incorporating by reference" certain documents we and/or UbiquiTel Parent file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below.

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2002;

  •
  Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003; and

  •
  UbiquiTel Parent's definitive proxy statement filed with the SEC on April 23, 2003, relating to our 2003 annual meeting of shareholders.

        All documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (which we refer to as the "Exchange Act"), after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date they are filed.

        We will provide a copy of the documents we incorporate by reference, at no cost, to any eligible offeree who receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at: One West Elm Street, Suite 400, Conshohocken, Pennsylvania 19428, (610) 832-3300, Attention: Investor Relations.

 UBIQUITEL OPERATING COMPANY

$10,000,000

14% Senior Discount Notes
due 2010

PROSPECTUS

                        , 2003

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any of the sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or our affairs have not changed since the date hereof.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The estimated expenses in connection with the offering are as follows:

Securities and Exchange Commission Registration Fee	$633
Legal Fees and Expenses	$5,000
Accounting Fees and Expenses	$5,000
Printing and Engraving Expenses	$5,000
Miscellaneous	$5,000

Total	$20,633

        All amounts except for the Securities and Exchange Commission registration fee are estimated.

Item 15. Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors and other corporate agents under certain circumstances and subject to certain limitations. Section 102 of the General Corporation Law of Delaware provides that officers and directors will not be personally liable for monetary damages for breach of fiduciary duty, except to the extent such exemption is not permitted by law. The Certificate of Incorporation of UbiquiTel Operating Company ("UbiquiTel") provides that the liability of the directors and officers of UbiquiTel to UbiquiTel or any of its stockholders for monetary damages arising from a breach of their fiduciary duty as directors and officers shall be limited to the fullest extent permitted by the General Corporation Law of Delaware. This limitation does not apply with respect to any action in which a director or officer would be liable under Section 174 of the General Corporation Law of Delaware, nor does it apply with respect to any liability in which a director or officer:

  •
  breached his duty of loyalty to UbiquiTel or its stockholders;

  •
  did not act in good faith or, in failing to act, did not act in good faith;

  •
  acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or

  •
  derived an improper personal benefit.

        UbiquiTel's bylaws provide that UbiquiTel may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of UbiquiTel) by reason of the fact that he is or was a director, officer, employee, or agent of UbiquiTel, or is or was serving at the request of UbiquiTel as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of UbiquiTel and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        The power to indemnify applies to actions brought by or in the right of UbiquiTel as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself and with the further limitation that in such actions no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to UbiquiTel unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply. To the extent that any present or former director of UbiquiTel has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

        This provision has no effect on any non-monetary remedies that may be available to us or our stockholders, nor does it relieve us or our officers or directors from compliance with federal or state securities laws.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        UbiquiTel has purchased directors' and officers' liability insurance covering its directors and officers in amounts customary for similarly situated companies.

Item 16. Exhibits

Exhibit Number	Description
* 2.1	Amended and Restated Merger Agreement dated as of April 18, 2001 by and among UbiquiTel Inc., UbiquiTel Operating Company, the Merger Subsidiaries of UbiquiTel Inc., VIA Wireless LLC, the Stockholders and the Controlling Evans Stockholders. (2.1)
*+4.1
Indenture for UbiquiTel Operating Company's 14% Senior Discount Notes Due 2010 dated as of February 26, 2003 among UbiquiTel Operating Company, UbiquiTel Inc. and The Bank of New York, as trustee including form of unregistered 14% Senior Discount Note Due 2010. (10.35)
*+4.2	Note Guarantee dated as of February 26, 2003 of UbiquiTel Inc., VIA Holding Inc., VIA Wireless LLC and VIA Building, LLC. (10.36)
*+4.3
Registration Rights Agreement dated as of February 26, 2003 among UbiquiTel Operating Company, UbiquiTel Inc., VIA Holding Inc., VIA Wireless LLC, VIA Building, LLC and Banc of America Securities LLC. (10.37)
**4.4	Form of Registered 14% Senior Discount Note Due 2010. (4.4)
**5.1	Opinion of Greenberg Traurig, P.A. (5.1)
**12.1	Statement of Computation of Ratio of Earnings to Fixed Charges. (12.1)
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Arthur Andersen LLP (omitted pursuant to Rule 437a of the Securities Act of 1933, as amended).
**23.2	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1).
**24.1	Power of Attorney (24.1)
**25.1	Statement of Eligibility of Trustee. (25.1)

*
Incorporated by reference to the exhibit shown in parentheses and filed with the Joint Quarterly Report on Form 10-Q, as amended by Form 10-Q/A, for the fiscal quarter ended March 31, 2001 of UbiquiTel Inc. and UbiquiTel Operating Company.

*+
Incorporated by reference to the exhibit shown in parentheses and filed with the Joint Annual Report on Form 10-K for the fiscal year ended December 31, 2002 of UbiquiTel Inc. and UbiquiTel Operating Company.

**
Previously filed with the Registration Statement on Form S-4/S-1 of UbiquiTel Operating Company and UbiquiTel Inc. (Reg. No. 333-106418) to which this Post-Effective Amendment No. 1 on Form S-3 to Form S-1 relates.

Item 17. Undertakings.

        (a)   The undersigned registrant hereby undertakes:

  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof, and

  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, UbiquiTel Operating Company has duly caused this Post-Effective Amendment No. 1 on Form S-3 to the Form S-1 Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Conshohocken, State of Pennsylvania, on the 23rd day of July, 2003.

UBIQUITEL OPERATING COMPANY
By:	/s/ DONALD A. HARRIS
Donald A. Harris Sole Director, President and Chief Executive Officer (Principal Executive Officer)
By:	/s/ JAMES J. VOLK
James J. Volk Chief Financial Officer (Principal Financial Officer and Accounting Officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, UbiquiTel Inc. has duly caused this Post-Effective Amendment No. 1 on Form S-3 to the Form S-1 Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Conshohocken, State of Pennsylvania, on the 23rd day of July, 2003.

UBIQUITEL INC.
By:	/s/ DONALD A. HARRIS
Donald A. Harris President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-3 to the Form S-1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ DONALD A. HARRIS Donald A. Harris	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	July 23, 2003
/s/ JAMES J. VOLK James J. Volk	Chief Financial Officer (Principal Financial Officer and Accounting Officer)	July 23, 2003
/s/ ROBERT A. BERLACHER Robert A. Berlacher*	Director	July 23, 2003
/s/ JAMES E. BLAKE James E. Blake*	Director	July 23, 2003
/s/ MATTHEW J. BOOS Matthew J. Boos*	Director	July 23, 2003
/s/ PETER LUCAS Peter Lucas*	Director	July 23, 2003
/s/ BRUCE E. TOLL Bruce E. Toll*	Director	July 23, 2003
/s/ EVE M. TRKLA Eve M. Trkla*	Director	July 23, 2003
/s/ JOSEPH N. WALTER Joseph N. Walter*	Director	July 23, 2003

*By:	/s/ DONALD A. HARRIS Donald A. Harris Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description
23.1	Consent of PricewaterhouseCoopers LLP.

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PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution.
  Item 15. Indemnification of Directors and Officers.
  Item 16. Exhibits
  Item 17. Undertakings.